Free Writing Prospectus

The issuer has filed a registration statement (including a prospectus) on Form S-3 (Registration No. 333-125422) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain the documents we have filed with the SEC for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-866-803-9204. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: “www.bearstearns.com/prospectus/bsabs” for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the Issuer nor the Underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$220,529,000

(Approximate)

Bear Stearns Asset Backed Securities Trust 2006-1

Issuing Entity

Asset-Backed Certificates, Series 2006-1

EMC Mortgage Corporation

Sponsor And Master Servicer

Bear Stearns Asset Backed Securities I LLC

Depositor

____________________________________________________________________

Consider carefully the risk factors beginning on page S-__ in this free writing prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, LaSalle Bank National Association or any of their affiliates.

The issuing entity is offering the following classes of certificates pursuant to this free writing prospectus and the accompanying prospectus:
Class	Original Certificate Principal Balance(1)	Pass-Through Rate	Class	Original Certificate Principal Balance(1)	Pass-Through Rate
Class A	$170,051,000	Adjustable (2)(3)	Class M-5	$4,415,000	Adjustable (2)(3)
Class M-1	$18,616,000	Adjustable (2)(3)	Class M-6	$4,177,000	Adjustable ((2)(3)
Class M-2	$5,489,000	Adjustable (2)(3)	Class M-7	$4,416,000	Adjustable (2)(3)
Class M-3	$5,012,000	Adjustable (2)(3)	Class M-8	$3,580,000	Adjustable (2)(3)
Class M-4	$4,773,000	Adjustable (2)(3)

____________________

(1)    Approximate. The initial certificate principal balance of each class is subject to a variance of plus or minus 10%.

(2)    The pass-through rates on these classes of certificates are adjustable rates based on One-Month LIBOR subject to a maximum rate, in each case as described under “Summary—Description of the Certificates—Pass-Through Rates” in this free writing prospectus.

(3)    Subject to a step-up if the optional termination right is not exercised.

The certificates represent interests in a pool of fixed rate, adjustable rate and hybrid mortgage loans that are secured by first liens on primarily one- to four-family residential properties.
Credit enhancement will be provided by:
• excess spread and overcollateralization

• subordination of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates

•              a yield maintenance agreement and

•              an interest rate swap agreement.

Distributions on the certificates will be made on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning with March 27, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this free writing prospectus or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriter will deliver the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about February 28, 2006.

Bear, Stearns & Co. Inc.

The date of the free writing prospectus is February 23, 2006

For use with the base prospectus dated June 24, 2005

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

Caption	Page
SUMMARY	S-6	Excess Spread and Overcollateralization Provisions	S-81
TRANSACTION STRUCTURE	S-16	Pass-Through Rates	S-82
RISK FACTORS	S-17	Calculation of One-Month LIBOR	S-83
THE MORTGAGE POOL	S-34	The Swap Administrator	S-84
General	S-34	The Interest Rate Swap Agreement	S-84
Adjustable Rate Mortgage Loans	S-35	The Swap Provider and the Yield Maintenance Provider	S-89
Indices on the Adjustable Rate Mortgage Loans	S-36	The Yield Maintenance Agreement	S-89
Mortgage Loan Statistical Data	S-36	Reports To Certificateholders	S-90
Assignment of the Mortgage Loans; Repurchase	S-36	Amendment	S-92
The Originators	S-39	Voting Rights	S-93
General	S-40	Optional Termination	S-94
Underwriting Guidelines	S-40	Transfer of Master Servicing	S-94
Determining a Borrower’s Credit Categories	S-43	Optional Purchase of Defaulted Loans	S-95
Credit Score Programs	S-44	Events Of Default	S-95
Specialty Advantage Program	S-45	Rights Upon Event Of Default	S-96
Jumbo Advantage Program	S-45	The Trustee	S-96
Interest-Only Option	S-45	The Custodian	S-100
General Underwriting Guidelines	S-46
STATIC POOL INFORMATION	S-47	YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	S-101
THE ISSUING ENTITY	S-47	General	S-101
THE DEPOSITOR	S-47	Prepayments and Yields of Offered Certificates	S-102
THE SPONSOR	S-48	USE OF PROCEEDS	S-120
SERVICING OF THE MORTGAGE LOANS	S-50	FEDERAL INCOME TAX CONSEQUENCES	S-120
General	S-50	Taxation Of Regular Interests	S-120
The Master Servicer	S-50	Status Of The Offered Certificates	S-121
Collection And Other Servicing Procedures	S-51	Taxation Of Class R Certificates	S-121
Hazard Insurance	S-52	Prohibited Transactions Tax And Other Taxes	S-121
Realization Upon Defaulted Mortgage Loans	S-53	PENALTY AVOIDANCE	S-122
Servicing Compensation and Payment of Expenses	S-54	STATE TAXES	S-122
Master Servicer Collection Account	S-54	ERISA CONSIDERATIONS	S-122
Distribution Account	S-55	LEGAL MATTERS	S-123
Prepayment Interest Shortfalls And Compensating Interest	S-57	LEGAL PROCEEDINGS	S-123
Advances	S-57	AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	S-124
Evidence as to Compliance	S-58	RATINGS	S-124
Certain Matters Regarding the Parties to the Pooling and Servicing Agreement	S-58	LEGAL INVESTMENT	S-125
DESCRIPTION OF THE CERTIFICATES	S-60	AVAILABLE INFORMATION	S-126
General	S-60	REPORTS TO CERTIFICATEHOLDERS	S-127
Book-Entry Registration	S-60	INCORPORATION OF INFORMATION BY REFERENCE	S-127
Distributions	S-64	INDEX OF DEFINED TERMS	S-128
Glossary	S-67
Table of Fees	S-80
Allocation of Realized Losses	S-81

SCHEDULE A MORTGAGE LOAN STATISTICAL DATA	A-1	ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	I-1

SCHEDULE B		Initial Settlement I-1
SCHEDULE OF PROJECTED PRINCIPAL		Secondary Market Trading I-2
BALANCES	B-1	Certain U.S. Federal Income Tax Documentation Requirements	I-3

PROSPECTUS

Risk Factors	4	ERISA Considerations	119
Description of the Securities	14	Legal Matters	128
The Trust Funds	25	Financial Information	128
Credit Enhancement	46	Available Information	128
Servicing of Loans	51	Incorporation of Certain Information
by Reference	128
The Agreements	59	Ratings	129
Material Legal Aspects of the Loans	71	Legal Investment Considerations	130
The Depositor	85	Plan of Distribution	130
Use of Proceeds	85	Glossary of Terms	131
Material Federal Income Tax Considerations	86
Penalty Avoidance	119
Reportable Transactions	119
State and Local Tax Considerations	119

Important notice about information presented in this free writing prospectus and the accompanying prospectus.

We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. If there is conflicting information between this free writing prospectus and the accompanying prospectus, you should rely on the information in this free writing prospectus.

Annex I and Schedule A are incorporated into and comprise a part of this free writing prospectus as if fully set forth herein.

Cross-references are included in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions in the free writing prospectus are located.

You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying prospectus are defined under the caption “Index of Defined Terms” beginning on page S-128 of this free writing prospectus or under the caption “Glossary of Terms” beginning on page 131 of the accompanying prospectus.

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the offered certificates, you are encouraged to carefully read this entire free writing prospectus and the accompanying prospectus.

Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Certificates

Asset-Backed Certificates, Series 2006-1, represent beneficial ownership interests in a trust fund that consists primarily of a pool of fixed rate, adjustable rate and hybrid mortgage loans that are secured by first liens on one- to four-family residential properties and certain other property and assets described in this free writing prospectus.

Originators

The sponsor acquired approximately 62.81% of the mortgage loans, by cut-off date stated principal balance, from Encore Credit Corp., referred to in this free writing prospectus as Encore, a wholly-owned subsidiary of ECC Capital Corporation, or one or more of its affiliates. The remaining mortgage loans were originated by various originators, none of which originated over 10% of the cut-off date stated principal balance of the mortgage loans.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of EMC Mortgage Corporation and Bear, Stearns & Co. Inc.

Sponsor and Master Servicer

EMC Mortgage Corporation, a Delaware corporation and an affiliate of the depositor, Bear Stearns Financial Products Inc. and Bear, Stearns & Co. Inc. As sponsor, it will sell the mortgage loans to the depositor.

We refer you to “Servicing of the Mortgage Loans” in this free writing prospectus for information about the master servicer and the servicing of the mortgage loans.

Trustee and Custodian

LaSalle Bank National Association, a national banking association.

Swap Provider

Bear Stearns Financial Products Inc., a subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc. and EMC Mortgage Corporation.

Yield Maintenance Provider

Bear Stearns Financial Products Inc., a subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc. and EMC Mortgage Corporation.

Issuing Entity

Bear Stearns Asset Backed Securities Trust 2006-1, a New York common law trust.

Pooling And Servicing Agreement

The pooling and servicing agreement dated as of February 1, 2006, among the sponsor, the master servicer, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

Cut-Off Date

The close of business on February 1, 2006.

Closing Date

On or about February 28, 2006.

The Mortgage Loans

The aggregate stated principal balance of the mortgage loans as of the cut-off date is $238,667,329. The mortgage loans are fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully amortizing and secured by first liens on primarily one- to four-family residential properties.

All percentages, amounts and time periods with respect to the characteristics of the mortgage loans shown in this free writing prospectus and in Schedule A to this free writing prospectus are subject to a variance of plus or minus 10%.

Approximately 74.31% of the mortgage loans, by cut-off date principal balance, are hybrid mortgage loans which, as of the cut-off date, are in their fixed rate period. “Hybrid mortgage loans” are fixed rate mortgage loans that convert to adjustable rate mortgage loans after an initial stated period of time ranging from one to seven years.

For many of the hybrid mortgage loans, a period of time has elapsed since the date of their origination. As a result, some hybrid mortgage loans may no longer be in their fixed rate period, or may convert to an adjustable rate within a shorter period of time, calculated from the date hereof, than their initial stated fixed rate period. The weighted average number of months until the next (or in the case of hybrid loans in their fixed rate period, initial) interest rate adjustment date for each mortgage loan is indicated in the table below.

The interest rate borne by the adjustable rate mortgage loans, including the hybrid loans in their adjustable rate period, will adjust in each case based on a related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under “The Mortgage Pool” in this free writing prospectus. As to each such adjustable rate mortgage loan, the master servicer will be responsible for calculating and implementing interest rate adjustments.

Approximately 1.31% of the mortgage loans, by stated principal balance as of the cut-off- date, have a negative amortization feature, under which accrued interest on such mortgage loan will be deferred and added to the principal balance of that mortgage loan if the minimum monthly payment on such mortgage loan on its interest payment date is less than the amount of accrued interest due on that mortgage loan on that payment date.

The stated principal balance of each mortgage loan has been calculated on the assumption that the principal portion of all monthly payments due with respect to such mortgage loan on or before the cut-off date has been received.

Set forth below is certain information regarding the mortgage loans and the related mortgaged properties as of the cut-off date. The information provided is approximate. All weighted average information provided below reflects the weighting of the mortgage loans by their stated principal balances as of the cut-off date.

Schedule A, which is attached to and is a part of this free writing prospectus, presents more detailed statistical information relating to the mortgage loans. You should also refer to “The Mortgage Pool” in this free writing prospectus.

The following table summarizes certain characteristics of the mortgage loans as of the cut-off date:

Number of mortgage loans                              1,112

Aggregate principal balance            $238,667,329

Average principal balance.                      $214,629

Range of principal
balances                           $7,510 to $1,003,466

Range of mortgage rates      4.625% to 17.990%

Weighted average mortgage rate               7.463%

Weighted average combined
loan-to-value ratio                                   85.74%

Range of scheduled remaining
terms to maturity   22 months to 477 months

Weighted average scheduled remaining
term to maturity                               347 months

Original term:

1-15 years                                                     1.55%

16-30 years                                                 98.03%

Over 30 years                                               0.43%

Interest rate type:

Fixed rate fully amortizing                   20.20%

Adjustable rate fully amortizing            2.64%

Hybrid Balloon                                            7.40%

Hybrid fully amortizing                         69.32%

Fixed rate balloon                                      0.44%

Indices:

6-Month LIBOR                                      77.10%

1-Year CMT                                                 1.64%

1-Month LIBOR                                         0.31%

1-Year LIBOR                                             0.29%

Type of mortgaged properties:

Single-family dwellings                         67.51%

2-4 family dwellings                               15.86%

Planned Unit Development                   11.99%

Condominium                                             3.30%

Co-operative                                                0.90%

Townhouse                                                    0.44%

Owner Occupied                                            88.31%

Investor Property                                             10.57%

Second Home                                                      1.12%

First liens                                                                 100%

State concentrations (over 5%):

California                                                       34.12%

New York                                                       8.35%

Illinois                                                               8.08%

Florida                                                               5.63%

Delinquencies:

31-60 days                                                       6.33%

Adjustable rate loans:

Weighted average:

Gross Margin                                        5.750%

Periodic Cap                                           1.678%

Maximum Mortgage Rate               14.089%

Months to Next Adjustment        20 months

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it by the depositor and receipt of the mortgage loans, subject to further review and the exceptions which may be noted pursuant to the procedures described in the pooling and servicing agreement. If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee will promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The trust will issue senior and subordinate certificates. The Class A Certificates represent senior interests in the mortgage pool, and we sometimes refer to these certificates as the senior certificates. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates each represent subordinated interests in the mortgage pool, and we sometimes refer to these certificates as the subordinate certificates.

We sometimes refer to the senior certificates and the subordinate certificates as the offered certificates.

The Class R-I and Class R-II Certificates represent the residual interests in the real estate mortgage investment conduits established by the trust. We sometimes refer to these Certificates as the Class R Certificates or as the residual certificates. The Class R Certificates are not offered by this free writing prospectus.

The trust will also issue Class B-IO Certificates, which are not offered by this free writing prospectus.

We sometimes refer to the senior certificates, the subordinate certificates, the residual certificates and the Class B-IO Certificates as the certificates.

We have included information with respect to the Class B-IO and Class R Certificates in this free writing prospectus solely to provide a better understanding of the offered certificates.

The last scheduled distribution date for the offered certificates is the distribution date in February 2036.

Record Date

For the offered certificates, the business day preceding the applicable distribution date so long as such certificates remain in book-entry form; and otherwise the record date shall be with respect to the first distribution date, the closing date, and with respect to any other distribution date, the last business day of the month preceding the month in which such distribution date occurs.

Denominations

For each class of offered certificates, $25,000 and multiples of $1,000 in excess thereof (except that one certificate may be issued in an amount equal to the remainder of that class).

Registration Of Certificates

The trust will issue the offered certificates initially in book-entry form. Persons acquiring beneficial ownership interests in book-entry certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Certificates—Book-Entry Registration” and “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” in this free writing prospectus.

Pass-Through Rates

The pass-through rate for each class of offered certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports as described under “Description of the Certificates – Reports to Certificateholders” in this free writing prospectus. On any distribution date, the pass-through rate per annum for each such class will be equal to:

(i) One-Month LIBOR for the related accrual period plus the per annum pass-through margins of

•     for the Class A Certificates, initially ____%, and after the optional termination date, ____%,

•     for the Class M-1 Certificates, initially ____%, and after the optional termination date, ____%,

•     for the Class M-2 Certificates, initially ____%, and after the optional termination date, ____%,

•     for the Class M-3 Certificates, initially ____%, and after the optional termination date, ____%,

•     for the Class M-4 Certificates, initially ____%, and after the optional termination date, ____%,

•     for the Class M-5 Certificates, initially ____%, and after the optional termination date, ____%,

•     for the Class M-6 Certificates, initially ____%, and after the optional termination date, ____%,

•     for the Class M-7 Certificates, initially ____%, and after the optional termination date, ____%, and

•     for the Class M-8 Certificates, initially ____%, and after the optional termination date, ____%, but

(ii) in each case subject to the interest rate cap for such distribution date as described below.

The initial pass-through rates for the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates will be approximately _______%, _______%, _______%, _______%, _______%, _______%, _______%, _______% and _______%, respectively.

The “optional termination date” is the first distribution date that EMC Mortgage Corporation would have the option to purchase all of the remaining trust assets. We refer you to “Description of the Certificates—Optional Termination” in this free writing prospectus.

The “interest rate cap” for the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates is the weighted average of the net mortgage rates of the mortgage loans as of the first day of the related due period, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis and further adjusted for any net swap payments and certain swap termination payments as described in this free writing prospectus.

We refer you to “Description of the Certificates—Pass-Through Rate” and “Description of the Certificates—Calculation of One-Month LIBOR” in this free writing prospectus.

If on any distribution date, the pass-through rate for a class of offered certificates is based on the interest rate cap, and the difference between (A) the interest such class of certificates would have received on such distribution date had the pass-through rate for that class of certificates not been calculated based on the interest rate cap and (B) the interest such class of certificates is to receive on such distribution date based on such interest rate cap, exceeds the amount available for that class of certificates on such distribution date from payments under the interest rate swap agreement or the yield maintenance agreement, then the holders of the related certificates may receive a lesser amount of interest than they would have received on such distribution date had the pass-through rate for that class of certificates not been calculated based on the interest rate cap. Any such shortfall amounts will be carried over to future distribution dates and will be paid on such future distribution dates to the extent there are available funds therefor.

We refer you to “Description of the Certificates—Distributions” in this free writing prospectus.

Distribution Dates

The trustee will make distributions on the certificates (other than the residual certificates) on the 25th day of each calendar month beginning in March 2006, to the appropriate holders of record. If the 25th day of a month is not a business day, then the trustee will make distributions on such certificates on the next business day after the 25th day of such month.

Interest Payments

On each distribution date, holders of the offered certificates will be entitled to receive:

•     the interest that has accrued on the certificate principal balance of such class of certificates at the related pass-through rate (subject to the interest rate cap, if applicable) during the related accrual period, plus

•     any interest due on any prior distribution date that was not paid,

minus

•     certain shortfalls in interest collections allocated to that class of certificates.

In the event that an increase in the interest-rate index relating to a negative amortization mortgage loan causes interest to accrue on that mortgage loan for a given month in excess of the scheduled monthly payment then payable on the related due date for that mortgage loan, the amount of such excess will be added to the outstanding principal balance of that mortgage loan in the form of “negative amortization.”

The offered certificates may receive additional distributions to compensate for caps on interest or shortfalls in interest. We refer you to “Description of the Certificates—The Interest Rate Swap Agreement”, “—The Yield Maintenance Agreement” and “Description of the Certificates—Distributions—Net Monthly

Excess Cashflow Provisions” in this free writing prospectus.

The interest accrual period for the offered certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Calculations of interest on the offered certificates will be based on a 360-day year and the actual number of days elapsed during the related interest accrual period.

Principal Payments

On each distribution date, distributions of principal will be made on the offered certificates in the priorities described in this free writing prospectus, if there is cash available on that date for the payment of principal to the applicable class of certificates.

Monthly principal distributions on the certificates will generally include:

•     principal payments on the mortgage loans and

•     interest payments on the mortgage loans – to the extent such payments are not needed to pay interest on the certificates and monthly fees and expenses of the trust – will be used to reduce the total principal balance of the certificates until a specified level of overcollateralization has been achieved.

You should review the priority of payments described under “Description of the Certificates—Distributions” in this free writing prospectus.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Subordination. By issuing senior certificates and subordinate certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have payment priority over the subordinate certificates. Among the classes of subordinate certificates:

•     the Class M-1 Certificates will have payment priority over the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates,

•     the Class M-2 Certificates will have payment priority over the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates,

•     the Class M-3 Certificates will have payment priority over the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates,

•     the Class M-4 Certificates will have payment priority over the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates,

•     the Class M-5 Certificates will have payment priority over the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates,

the Class M-6 Certificates will have payment priority over the Class M-7

Certificates and the Class M-8 Certificates, and

•     the Class M-7 Certificates will have payment priority over the Class M-8 Certificates.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the unpaid principal balance on a mortgage loan exceeds the proceeds recovered on liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any such realized losses on the mortgage loans in excess of any current overcollateralization among the certificates, beginning with the class of subordinate certificates with the lowest payment priority, until the principal amount of that class of subordinate certificates has been reduced to zero. We then allocate realized losses on the mortgage loans to the next most junior class of subordinate certificates, until the certificate principal balance of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, realized losses will be allocated to the Class A Certificates until the certificate principal balance thereof is reduced to zero.

We refer you to “Description of the Certificates—Allocation of Realized Losses” in this free writing prospectus.

Excess Spread and Overcollateralization. We expect the mortgage loans to generate more interest than is needed to pay interest on the offered certificates because we expect the weighted average net interest rate of the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates and, as over-collateralization increases, such higher interest rate will be paid on an aggregate principal balance of mortgage loans that is larger than the aggregate certificate principal balance of the certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the offered certificates and related trust expenses, will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, the aggregate principal balance of the mortgage loans will exceed the aggregate certificate principal balance of the certificates by an amount approximately equal to the required level of overcollateralization.

We refer you to “Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Interest Rate Swap Agreement

The certificates will have the benefit of an interest rate swap agreement which LaSalle Bank National Association, as swap administrator, will enter into with Bear Stearns Financial Products Inc., the swap provider, on the closing date. On each distribution date following the distribution date in June 2006 and continuing through and including the distribution date in February 2011, subject to earlier termination as set forth in this free writing prospectus, the trust will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments, in each case as set forth in the interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment exceeds the floating payment in respect of any distribution date, amounts otherwise available to the certificateholders will be applied to make a net payment to the swap administrator for payment to the swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the swap administrator, and the swap administrator, pursuant to a swap administration agreement, will remit such net swap payment to the trust to be used to cover certain interest shortfalls and basis risk shortfalls and to build overcollateralization for the certificates as described in this free writing prospectus.

We have described the amounts payable under the interest rate swap agreement under

“Description of the Certificates –The Interest Rate Swap Agreement”in this free writing prospectus. Payments under the interest rate swap agreement may mitigate against the effects of the interest rate cap resulting from a mismatch between the weighted average mortgage rate of the mortgage loans and the One-Month LIBOR-based rates on the certificates.

Yield Maintenance Agreement

The trust will, through the distribution date in June 2006, have the benefit of a yield maintenance agreement between Bear Stearns Financial Products Inc. and the trust, which will be entered into on the closing date. Payments received under the yield maintenance agreement with respect to a distribution date on or prior to the distribution date in June 2006 will be allocated among the holders of the classes of certificates as to which the related pass-through rate is limited by the applicable interest rate cap, sequentially in the order of their payment priority. We have described the amounts payable under the yield maintenance agreement under “Description of the Certificates—The Yield Maintenance Agreement” in this free writing prospectus. Such payments may mitigate against the effects of the applicable interest rate cap resulting from a mismatch between the weighted average mortgage rate of the fixed rate mortgage loans (excluding hybrid mortgage loans during their fixed-rate period) during the related due period and One-Month LIBOR calculated with respect to the related distribution date.

Advances

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans (other than principal on any balloon payment), in general to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the master servicer fails to make any required advances, the trustee may be obligated to do so, as described in this free writing prospectus. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

We refer you to “Servicing of the Mortgage Loans” in this free writing prospectus.

Servicing Fee

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.50% per annum. Interest shortfalls on the related mortgage loans resulting from prepayments in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

Optional Termination

EMC Mortgage Corporation may purchase all of the remaining assets in the trust fund when the stated principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 10% of the stated principal balance of the mortgage loans as of the cut-off date. Such a purchase will result in the early retirement of all of the certificates.

We refer you to “Description of the Certificates—Optional Termination” in this free writing prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the trust (other than the basis risk reserve fund, the swap account, the swap administration agreement, the interest rate swap agreement and the yield maintenance agreement) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates (other than the Class R Certificates) will represent beneficial ownership of “regular interests” in the related REMIC identified in the pooling and servicing agreement and beneficial ownership interests in a right to receive certain payments of Basis Risk Carry Forward Amounts and certain payments under the interest rate swap agreement and the yield maintenance agreement.

Each class of residual certificates will represent the beneficial ownership of the sole class of “residual interest” in a REMIC. Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to “Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Considerations” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

None of the certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

We refer you to “Legal Investment Considerations” in the accompanying prospectus.

ERISA Considerations

The Class A Certificates may be purchased by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986 (“Plan”), but the subordinate certificates and the residual certificates may only be purchased by or on behalf of a Plan if one of a number of prohibited transaction class exemptions, based on the identity of the fiduciary of such plan or arrangement or the source of funds used to acquire such certificates, are applicable to the acquisition and holding of such certificates.

We refer you to “ERISA Considerations” in this free writing prospectus and in the accompanying prospectus.

Ratings

The classes of certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s”, and Moody’s Investors Service, Inc., which we refer to as “Moody’s.”

Rating
Class	Standard & Poor’s	Moody’s
A	AAA	Aaa
M-1	AA	Aa2
M-2	AA-	Aa3
M-3	A+	A1
M-4	A	A2
M-5	A-	A3
M-6	BBB+	Baa1
M-7	BBB	Baa2
M-8	BBB-	Baa3

A rating is not a recommendation to buy, sell or hold securities, and either rating agency can revise or withdraw its respective ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

The ratings do not reflect the likelihood of payment of any shortfalls of interest due to the application of the interest rate cap or the likelihood of any payments under the yield maintenance agreement.

We refer you to “Ratings” in this free writing prospectus.

TRANSACTION STRUCTURE

RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the accompanying prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.

The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates

When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination.” For purposes of this free writing prospectus, “related subordinated classes” means:

•     with respect to the senior certificates: the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates,

•     with respect to the Class M-1 Certificates: the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates,

•     with respect to the Class M-2 Certificates: the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates,

• with respect to the Class M-3 Certificates: the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates,

• with respect to the Class M-4 Certificates: the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates,

• with respect to the Class M-5 Certificates: the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates,

• with respect to the Class M-6 Certificates: the Class M-7 Certificates and the Class M-8 Certificates, and

• with respect to the Class M-7 Certificates: the Class M-8 Certificates.

We will provide credit enhancement in the form of subordination for the certificates, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the subordinate classes and, second, by the allocation of realized losses on the mortgage loans to the outstanding subordinate class with the lowest payment priority, to the extent such losses exceed available excess spread and overcollateralization. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes of certificates. Accordingly, if the aggregate certificate principal balance of a class of subordinate certificates was to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining class or classes of subordinate certificates. If the aggregate certificate principal balance of all the subordinate certificates were to be reduced to zero and excess spread and overcollateralization were insufficient, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the senior certificates.

In addition to subordination, we will provide credit enhancement through the buildup of overcollateralization. See “Risk Factors—Excess Spread May Be Inadequate To Cover Losses And/Or To Build Overcollateralization” for a discussion of the risks relating to that form of credit enhancement.

You should fully consider the risk that the subordination provided by the certificates may be insufficient to absorb losses on the mortgage loans and that you may not fully recover your initial investment in the certificates as a result of realized losses on the mortgage loans.

We refer you to “Description of the Certificates” in this free writing prospectus for additional information.

Additional Risks Associated With the Subordinate Certificates

The weighted average lives of, and the yields to maturity on, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption.

The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.

Realized losses on the mortgage loans, to the extent they exceed available excess spread and the amount any overcollateralization following distributions of principal on the related distribution date, will be allocated to the subordinate certificates to reduce the certificate principal balance of the Class M-8 Certificates, the Class M-7 Certificates, the Class M-6 Certificates, the Class M-5 Certificates, the Class M-4 Certificates, the Class M-3 Certificates, the Class M-2 Certificates and the Class M-1 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero. If no subordinate certificates remain outstanding, realized losses on the mortgage loans in excess of available excess spread and overcollateralization will be allocated to the Class A certificates in reduction of the certificate principal balance thereof. As a result of such reductions, less interest will accrue on the applicable class of certificates than would otherwise be the case. Once a realized loss is allocated to a class of certificates, no interest will be distributable with respect to such written down amount, except to the extent the certificate principal balance is thereafter increased by a subsequent recovery. However, the amount of any realized losses allocated to the Class A certificates may be reimbursed to the holders of those certificates according to the priorities set forth under “Description of the Certificates – Distributions” in this free writing prospectus.

It is not expected that the subordinate certificates will be entitled to any principal distributions until at least March 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of the Class A Certificates and the subordinate certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization, excess spread, or a class of certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by such certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Excess Spread May Be Inadequate to Cover Losses and/or to Build Overcollateralization

The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates on a distribution date because we expect the weighted average net interest rate on the mortgage loans on a determination date to be higher than the weighted average pass-through rate on the offered certificates on such date. If the mortgage loans generate more interest than is needed to pay interest on a distribution date on the offered certificates and to pay trust fund expenses, we will use such “excess spread” on such distribution date to make additional principal payments (up to a specified target level) on the offered certificates, which will reduce the total certificate principal balance of the offered certificates on such date below the aggregate principal balance of the mortgage loans on such date, thereby creating “overcollateralization”. In addition, amounts payable to the trust under the interest rate swap agreement may be used to build overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the related certificate’s share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans or from amounts payable under the interest rate swap agreement to establish or maintain the required level of overcollateralization on the related distribution date. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the certificates (other than the Class B-IO Certificates and the residual certificates, which do not have certificate principal balances) on the closing date by an amount approximately equal to the overcollateralization target amount we describe in this free writing prospectus.

The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the related due period. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment in a certificate.

Interest Rate Cap May Reduce the Yields on the Offered Certificates

The pass-through rates on the offered certificates are each subject to an interest rate cap based upon the weighted average of the net mortgage rates on the mortgage loans. If on any distribution date the pass-through rate for a class of offered certificates is based on the interest rate cap and the amount of such limitation exceeds the amount payable to such class out of payments under the interest rate swap agreement or a yield maintenance agreement, as the case may be, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the applicable interest rate cap. If the pass through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain related fees and expenses of the trust and to the extent there are amounts available under the interest rate swap agreement and the yield maintenance agreement to pay such amounts as described in this free writing prospectus. The holders of those certificates will be entitled to recover any resulting shortfall in interest on future distribution dates but only to the extent of funds available therefor. If mortgage loans with relatively higher mortgage rates prepay or default, it is more likely that the applicable interest rate cap would limit the pass-through rate on a class of certificates and result in lower interest being paid on such class of certificates than otherwise would be the case.

The Offered Certificates May Not Always Receive Interest Based On One-Month LIBOR Plus the Related Margin

The offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the applicable margin. The mortgage loans bear interest at various fixed rates and adjustable rates based on various indices, so that the weighted average net mortgage rate may at times be lower than One-Month LIBOR calculated with respect to the related distribution date plus the applicable margin. If this is the case, the interest rates on the classes of certificates on such distribution date will be reduced to the interest rate cap on such date. Thus, the yield to investors in such classes of certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap with respect to a distribution date limiting the applicable pass-through rate to a greater extent than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the applicable margin on any of such classes of certificates, the value of such class or classes of certificates may be temporarily or permanently reduced.

To the extent that interest on the offered certificates with respect to a distribution date is limited to the interest rate cap, the difference between such interest rate cap and One-Month LIBOR calculated with respect to such distribution date plus the related margin will create a shortfall. Some or all of this shortfall may be funded to the extent of payments, if any, under the interest rate swap agreement, or under the yield maintenance agreement. However, if payments under the swap agreement or yield maintenance agreement do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

Although the certificates are entitled to payments under the interest rate swap agreement during periods of increased One-Month LIBOR rates on any distribution date following the distribution date in June 2006 and through and including the distribution date in February 2011, the swap provider will only be obligated to make such payments under certain circumstances. We refer you to “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus for a discussion of the swap provider’s obligation to make payments under the interest rate swap agreement.

Yield Maintenance Payments made on a distribution date through the distribution date in June 2006 under the yield maintenance agreement are based on the lesser of the actual aggregate certificate principal balance of the related class or classes of certificates with respect to such distribution date and a projected certificate principal balance for such class or classes of certificates on such date, assuming a constant prepayment rate of approximately 37.5% CPR, and assuming that the depositor exercises its related clean-up call option on the applicable optional termination date (as described in “Yield, Prepayment and Maturity Considerations” in this free writing prospectus).

Because amounts payable on a distribution date under the yield maintenance agreement are based on the principal balance of only the fixed rate mortgage loans (excluding hybrid mortgage loans during their fixed-rate period), as of the close of business on the first day of the month immediately preceding the month in which the related distribution date occurs and on One-Month LIBOR calculated with respect to such distribution date, the yield maintenance agreement does not address any mismatch between the indices used to calculate interest on the floating rate mortgage loans and on One-Month LIBOR calculated with respect to such distribution date. As a result of the foregoing, we cannot assure you that payments received with respect to a distribution date under the yield maintenance agreement will be sufficient to cover shortfalls in the payment of interest which may be experienced by a class of certificates as a result of the application of the interest rate cap to such class of certificates with respect to such distribution date. Interest shortfalls resulting from application of the interest rate cap to the applicable pass-through rate on a class of certificates may be paid to such class on future distribution dates if there are sufficient available funds with respect thereto. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

The yield maintenance agreement terminates in accordance with its terms on the distribution date in June 2006 and the interest rate swap agreement terminates in accordance with its terms on the distribution date in February 2011. As a result, and depending on the level of prepayments with respect to the mortgage loans and the priority of distributions with respect to the certificates we describe herein, the yield maintenance agreement or the interest rate swap agreement may terminate prior to the repayment in full of your certificates. To the extent that interest payments on the offered certificates on a distribution date depend in part on payments to be received with respect to such date under the yield maintenance agreement or the interest rate swap agreement, the ability of the trust to make payments on such certificates will be subject to the credit risk of Bear Stearns Financial Products Inc.

The Originators of a Portion of the Mortgage Loans Have Operated Subject to Financial Constraints

Certain originators of mortgage loans have sought bankruptcy protection, ceased active operations or operated subject to financial constraints. There can be no assurance that the performance of these mortgage loans will correlate with the performance of mortgage loans historically serviced by EMC Mortgage Corporation.

The Mortgage Loans Were Underwritten to Nonconforming Underwriting Standards, Which May Result in Losses or Shortfalls To Be Incurred On The Offered Certificates

The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. In addition, certain mortgage loans fail to conform to the underwriting standards of the related originators. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards, or which fail to conform to the underwriting standards of the related originators, are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Defaults Could Cause Payment Delays And Losses

There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your certificate’s portion of the proceeds of such liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the master servicer to foreclose on or to sell the related mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that:

• the mortgaged properties fail to provide adequate security for the related mortgage loans, and

• the protection provided by the subordination of certain classes of certificates and the availability of overcollateralization and excess spread are insufficient to cover any shortfall,

you could lose all or a portion of the money you paid for your certificates.

Mortgage Loans With Interest-Only Payments

As of the cut-off date, approximately 33.03% of the mortgage loans require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from two years to ten years. After the interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. Once the borrower’s monthly payment increases, it may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the related offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

Your Yield Could Be Adversely Affected by the Unpredictability of Prepayments	No one can accurately predict the level of prepayments that the mortgage loans will experience. This prepayment experience may be affected by many factors, including:

• general economic conditions,

• the level of prevailing interest rates,

• the availability of alternative financing, and

• homeowner mobility.

Substantially all of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, certain of the mortgage loans impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which charges may, if not waived by the master servicer, discourage prepayments during the applicable period. Mortgage loans still subject to such a prepayment charge constitute approximately 57.04% of the mortgage loans, calculated by aggregate principal balance as of the cut-off date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. The holders of the offered certificates will not be entitled to any prepayment penalties or prepayment charges collected on the mortgage loans.

The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans, which may fluctuate significantly from time to time.

You should note that:

• if you purchase your certificates at a discount and principal is repaid on the mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;

• if you purchase your certificates at a premium and principal is repaid on the mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

• the certificates bear interest at an adjustable rate, and thus your yield will be sensitive both to the level of One-Month LIBOR and the applicable interest rate cap;

•     since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and/or liquidations is higher than you expect;

•     the overcollateralization provisions, initially and whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, The sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the accompanying prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

Mortgage Loan Modifications May Extend the Weighted Average Life and Affect the Yield to Maturity of Your Certificates

Modifications of mortgage loans agreed to by the master servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on such mortgage loans and thus on your certificates, resulting in a longer weighted average life. If such modifications downwardly adjust interest rates on the mortgage loans, such modifications may lower the applicable interest rate cap on the offered certificates, resulting in a lower yield to maturity on your certificates.

Violation of Consumer Protection Laws May Result in Losses on the Mortgage Loans and the Offered Certificates

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

• the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•     the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the master servicer to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

A Reduction in Certificate Rating Could Have an Adverse Effect On the Value of Your Certificates

The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by the related subordinated classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates, because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw their respective ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates by a rating agency would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your Distributions Could Be Adversely Affected By the Bankruptcy or Insolvency of Certain Parties

The sponsor will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold by the sponsor to the depositor but were only pledged by the sponsor to the depositor to secure a loan made by the depositor to the sponsor. If that argument is made, then the distribution of proceeds on the mortgage loans may be restricted or delayed, and thus you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans, which could result in a prepayment of principal on the certificates. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, the bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in Specified States Could Have a Disproportionate Effect on the Mortgage Loans Due to Geographic Concentration of Mortgaged Properties

Approximately 34.12%, 8.35% , 8.08% and 5.63% of the mortgage loans by stated principal balance as of the cut-off date are secured by mortgaged properties that are located in the states of California, New York, Illinois and Florida, respectively. Property in certain of those states, including California and Florida, or in other states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters. The sponsor will make a representation and warranty that no mortgaged property is subject to any material damage and waste as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to a natural disaster, the sponsor will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been affected by recent natural disasters, including those mortgaged properties located in certain parts of the Eastern United States damaged by recent hurricanes. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the recent hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty.

In addition:

• economic conditions in the specified states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

• declines in the residential real estate market in the specified states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios; and

•     any increase in the market value of properties located in the specified states would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

No single state other than California, New York, Illinois and Florida originated more than 5.00% of the mortgage loans by stated principal balances as of the cut-off date.

Hurricane Katrina, Hurricane Rita and Hurricane Wilma may adversely affect the mortgage loans

Hurricane Katrina struck Louisiana, Mississippi, Alabama and surrounding areas on August 29, 2005, Hurricane Rita struck Texas and Louisiana and surrounding areas on September 23, 2005 and Hurricane Wilma struck Florida and surrounding areas on October 24, 2005. Damage from these hurricanes was extensive as a result of high winds, tornados, and flooding as a result of storm surge, broken levees and torrential rainfall. An unknown number of the mortgage loans may be located in counties or parishes which were affected by these hurricanes. The sponsor will make a representation and warranty that mortgaged property is free of material damage and waste. In the event that a mortgaged property is materially damaged as of the closing date and such damage materially and adversely affects the value or the interests of the certificateholders in the related mortgage loan, the sponsor will be required to repurchase the related mortgage loan from the trust. Damage to mortgaged properties as a result of Hurricane Katrina, Hurricane Rita and Hurricane Wilma may or may not be covered by the related hazard insurance policies.

With respect to mortgage loans affected by Hurricane Katrina, if the mortgaged property is located in public and individual assistance counties as designated by FEMA (as set forth on its website www.fema.gov), EMC, as servicer of certain of the mortgage loans, shall cease charging of late fees and credit reporting activity for all related mortgagors in such counties until March 1, 2006, and if reasonably prudent, may extend such period as long as necessary. In addition, EMC as servicer shall suspend all foreclosure and bankruptcy activity relating to such mortgage loans until March 1, 2006, and if reasonably prudent, may extend such period as long as necessary.

As of the cut-off date, approximately 5.63%, 1.50%, 0.34% and 0.05% of the mortgage loans are located in the states of Florida, Texas, Alabama and Mississippi, respectively.

No assurance can be given as to the effect of Hurricane Katrina, Hurricane Rita or Hurricane Wilma on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these events. Any adverse impact as a result of these events may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, even if the mortgaged property is free of material damage, property values in these states may be adversely affected by these hurricanes. Also, even if a property is free of material damage, receding floodwaters may leave the property uninhabitable for some period of time or adversely affect the borrower's ability to return to the related property, or the related borrower may have no desire to return to the related property. Mortgagors in areas affected by these hurricanes may also be affected by any decline in the economic environment. Any losses on the affected mortgage loans may result in losses on the offered certificates.

The interest rate swap agreement and the swap provider

Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement will be available to the certificates on each distribution date following the distribution date in June 2006 through the distribution date in February 2011, subject to earlier termination, as described in this free writing prospectus, to pay certain interest shortfalls and basis risk shortfalls and to build overcollateralization on the certificates. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on such distribution date, exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.073% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls on the certificates. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the payments made on the certificates. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus) will reduce amounts available for distribution to the certificateholders.

The swap agreement terminates in accordance with its terms on the distribution date in February 2011, subject to earlier termination. Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the Class A Certificates, and one or more classes of subordinate certificates may suffer a loss as a result of such payment.

Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls and basis risk shortfalls and to build overcollateralization on the certificates as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the certificates depend in part on payments to be received by the trust under the interest rate swap agreement, the ability of the paying agent to make such distributions on such certificates will be subject to the credit risk of the swap provider.

The Return on Your Certificates May Be Affected By Revised Servicing Procedures Adopted in Response to Terrorist Attacks

In response to the terrorist attacks on September 11, 2001 in New York City, Pennsylvania and Arlington, Virginia, EMC Mortgage Corporation and certain other servicers announced that they have implemented revised servicing procedures for mortgagors who have been personally or financially affected by such attacks. Certain government agencies, government sponsored entities and private financial institutions have implemented similar procedures.

Such revised servicing procedures generally include:

• increased use of repayment plans that will seek to cure delinquencies without imposing undue hardship on the affected mortgagor;

• extending due dates for payments;

• waiving or reducing late payment fees or similar fees;

• waiving deficiency balances for victims of the terrorist attacks; and
• suspending the submission of reports to credit bureaus for affected mortgagors that have delinquent mortgage loans.

We can make no prediction whether mortgagors of the mortgage loans will be affected by any future terrorist attacks. However, as a result of the terrorist attacks and such revised servicing procedures, the rate of delinquencies and losses on mortgage loans made to affected mortgagors may be larger than would otherwise be the case.

The Return On Your Certificates Could Be Reduced By Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State or Local Laws

The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates.

We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

You May Have Difficulty Selling Your Certificates

The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Credit Scores Are Not an Indicator of Future Performance of Borrowers

Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool –Underwriting Guidelines” in this free writing prospectus.

THE MORTGAGE POOL

General

We have provided below and in Schedule A to this free writing prospectus information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of February 28, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this free writing prospectus with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is February 1, 2006. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut off date, February 1, 2006.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The mortgage loans are fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully amortizing and secured by first liens on the related mortgaged properties. The cut-off date aggregate principal balance for fixed rate is approximately $49,279,854 and consists of 315 mortgage loans. The cut-off date aggregate principal balance for adjustable rate and hybrid, fully amortizing or negatively amortizing mortgage loans is approximately $189,387,475 and consists of 797 mortgage loans. The mortgage loans have original terms to maturity of not greater than 40 years.

We refer you to “Servicing of the Mortgage Loans” and “The Mortgage Pool—Underwriting Guidelines” in this free writing prospectus, and to Schedule A to this free writing prospectus, for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule of the related mortgage loans or the relative application of such payments to principal and interest on such mortgage loans. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by the master servicer, would typically discourage prepayments during the applicable period. Approximately 57.04% of the mortgage loans, by cut-off date principal balance, have provisions which were still in effect as of the cut-off date and which provide for the payment by the related borrower of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

Approximately 33.03% of the mortgage loans by cut-off date principal balance has an “interest-only” provision, which require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from two years to ten years. After the interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.

Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

•

the principal balance of such mortgage loan at the date of origination, plus the principal balance of any senior mortgage loan with respect to a mortgage loan that is not a first lien mortgage loan, divided by

•	the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of its appraised value, based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and its sales price.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the “collateral value” of the related mortgaged property is the appraised value of such mortgaged property based upon the appraisal obtained at the time of such refinancing. No assurance can be given that the value of a mortgaged property has remained or will remain at its level as of the date of origination of the related mortgage loan.

Credit Scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range generally from 350 to 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only a borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Adjustable Rate Mortgage Loans

All of the adjustable rate mortgage loans are (or, if the mortgage loan is a hybrid mortgage loan in its fixed rate period, following conversion will be) evidenced by a note bearing interest at a mortgage rate which is adjusted generally monthly, semiannually, annually or less frequently to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an “interest adjustment date,” or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the applicable index. The master servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

With respect to most of the adjustable rate mortgage loans, adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the adjustable rate mortgage loans are assumable upon sale or transfer of the related mortgaged property.

Indices on the Adjustable Rate Mortgage Loans

The principal index with respect to the adjustable rate mortgage loans is 6-Month LIBOR as reported by The Wall Street Journal. Mortgage loans representing approximately 97.17% of the cut-off date principal balance of the adjustable rate mortgage loans have adjustable mortgage rates which are based on 6-Month LIBOR.

6-Month LIBOR. This index is the London interbank offered rate (“LIBOR”) for U.S. dollar deposits having a maturity of six months (“6-Month LIBOR”). The following table shows approximate historical values for 6-Month LIBOR as reported by Bloomberg on the first business day of each month since January 1998:

6-Month LIBOR
Month	1998	1999	2000	2001	2002	2003	2004	2005	2006
January	5.63%	4.97%	6.29%	5.26%	2.03%	1.38%	1.22%	2.78%	4.70%
February	5.70	5.13	6.33	4.91	2.08	1.35	1.21	2.97	4.81
March	5.75	5.06	6.53	4.71	2.04	1.34	1.17	3.19
April	5.81	5.04	6.73	4.30	2.66	1.27	1.16	3.39
May	5.75	5.25	7.11	3.98	2.12	1.26	1.38	3.41
June	5.78	5.65	7.00	3.91	2.08	1.24	1.60	3.53
July	5.75	5.71	6.89	3.69	1.95	1.18	1.89	3.71
August	5.59	5.92	6.83	3.45	1.87	1.21	1.99	3.92
September	5.25	5.96	6.76	2.52	1.80	1.20	1.98	4.06
October	4.98	6.12	6.72	2.15	1.71	1.18	2.20	4.27
November	5.15	6.06	6.64	2.03	1.60	1.23	2.32	4.47
December	5.07	6.13	6.20	1.48	1.47	1.27	2.63	4.60

The table set forth above does not purport to be representative of future levels of 6-Month LIBOR. No assurance can be given as to the level of 6-Month LIBOR on any adjustment date or during the life of any mortgage loan with an index of 6-Month LIBOR.

The remaining approximate 2.83% of the cut-off date principal balance of adjustable-rate mortgage loans are based on 3 different indices.

Mortgage Loan Statistical Data

Schedule A to this free writing prospectus sets forth in tabular format certain information about the mortgage loans, as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated with respect to the cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date, to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the related borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with the trustee (or the custodian on its behalf) the following documents with respect to each mortgage loan:

(a)           the original mortgage note, including any riders thereto, endorsed without recourse in the following form: (A) “Pay to the order of LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-1, Asset-Backed Certificates, Series 2006-1, without recourse,” or (B) in the case of a loan registered on the MERS® System, in blank, and in each case with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the related originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)           the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

(c)           except with respect to a mortgage loan that is registered on the MERS® System, a duly executed assignment of the mortgage to “LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-1, Asset-Backed Certificates, Series 2006-1, without recourse;” in recordable form, as described in the pooling and servicing agreement;

(d)           originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

(e)           the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the related insurer, such original or duplicate original lender’s title policy shall be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

(f)           the original or a copy of all available assumption, modification or substitution agreements, if any.

In general, assignments of the mortgage loans provided to the trustee will not be recorded in the appropriate public office for real property records, based upon the advice of the rating agencies that the omission to record therein will not affect their respective ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the sponsor and its successors and assigns.

In connection with the assignment of any mortgage loan that is registered on the MERS® System, EMC, at its own expense and within 30 days of the closing date, will cause the MERS® System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee, in accordance with the Pooling and Servicing Agreement for the benefit of the certificateholders, by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the specific trustee, (b) the code in the field “Pool Field” which identifies the series of certificates issued in connection with such mortgage loans, and (c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes during the term of the pooling and servicing agreement (except in the case of a repurchased mortgage loan).

A “MOM loan” is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

The trustee (or the custodian as its agent) will perform a limited review of the mortgage loan documents on or prior to the closing date or, in the case of any document permitted to be delivered after the closing date, promptly after the trustee’s receipt of such documents, and will hold such documents in trust for the benefit of the holders of the certificates.

In addition, the sponsor will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. Following the closing date, the depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

(a)           The information set forth in the mortgage loan schedule on the closing date is complete, true and correct;

(b)           Immediately prior to the conveyance of the mortgage loans by EMC to the depositor pursuant to the pooling and servicing agreement, EMC was the sole owner and holder of the mortgage loan; the related originator or EMC was the custodian of the related escrow account, if applicable; the mortgage loan had neither been assigned nor pledged, and EMC had good and marketable title thereto, and had full right to transfer and sell the mortgage loan and the related servicing rights to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and the related servicing rights, subject to the applicable servicing agreement, to the depositor pursuant to the terms of the mortgage loan purchase agreement;

(c)           The mortgaged property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(d)           The mortgage loan is covered by an ALTA lender’s title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to certain exceptions contained in the pooling and servicing agreement) EMC (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the mortgage loan. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the mortgaged property or any interest therein. With respect to each mortgage loan, EMC (as assignee) is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of the related mortgage, including EMC, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(e)           The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the mortgage loans are in the mortgage file and have been or will be recorded, if necessary to protect the interests of the trustee, and which have been or will be delivered to the trustee (or the custodian as its agent) all in accordance with the pooling and servicing agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the mortgage loans is part of the mortgage file; and

(f)           At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee is required to notify the sponsor in writing. If the sponsor cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the trustee, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to (i) 100% of the stated principal balance thereof as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan; provided, however, that if such defect relates solely to the inability of the sponsor to deliver the related mortgage, the assignment thereof to the trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the sponsor shall not be required to purchase such mortgage loan if the sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the closing date. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the sponsor’s representations regarding predatory lending, the sponsor will be obligated to pay any resulting costs and damages incurred by the trust and the trustee. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure a mortgage loan omission, defect or breach, or to repurchase or substitute a mortgage loan as described above, constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

The Originators

The principal originator of the mortgage loans is Encore Credit Corp.

The remaining mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans in the aggregate.

Encore Credit Corp.

General

Encore Credit Corp. (“Encore” ), a wholly-owned subsidiary of ECC Capital Corporation, is a nationwide mortgage banking company engaged in the business of originating, purchasing, selling and, through agreements with Option One Mortgage Corporation, performing servicing for mortgage loans secured primarily by one to four-family residences that generally do not conform to the underwriting guidelines typically applied by banks and other lending institutions that originate loans that conform to the underwriting guidelines generally required by Fannie Mae, Freddie Mac or other government sponsored programs, particularly with respect to a prospective borrower’s credit history and debt-to-income ratio. These mortgage loans are generally referred to as non-conforming or sub-prime mortgage loans. Encore was incorporated in October 2001 and commenced lending operations in March 2002. As of September 30, 2005, Encore had over 1,463 employees and operated its mortgage lending business through a network of approved mortgage lenders and brokers located in 50 states and the District of Columbia where Encore is licensed, exempt or authorized to engage in its mortgage lending business. Encore’s principal executive offices are located at 1833 Alton Parkway, Irvine, California 92606 and Encore’s main telephone number is (949) 856-8300.

	31-Dec-03		31-Dec-04		30-Sep-05
Loan Type	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)	Number
Sub-prime	4,584,619,982	24,823	9,114,332,309	45,948	9,815,848,888	46,608

Underwriting Guidelines

Encore has developed internal underwriting processes and criteria that they believe generate quality loans and give it the ability to approve and fund loans quickly. Encore’s internal underwriting guidelines are designed to help it evaluate a borrower’s credit history, capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. Encore reviews the borrower’s credit history from Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc. In addition, Encore reviews credit scores derived from the borrower’s credit history by one or more nationally recognized credit scoring models.

Underwriting Guidelines. Encore’s internal underwriting guidelines are established by their credit committees. Encore’s credit committees meet regularly with their production and operations managers to review proposed changes to the underwriting guidelines. If an individual loan application does not meet Encore’s formal written underwriting guidelines, but the underwriter is confident both that the borrower has the ability and willingness to pay and that the property provides adequate collateral for the borrower’s obligations, Encore’s underwriters can make underwriting exceptions up to certain limits within their formal exception policies and approval authorities. All of Encore’s loan programs have tiered exception levels whereby approval of certain exceptions, such as LTV ratio exceptions, loan amount exceptions, and debt-to-income exceptions, are escalated to higher loan approval authority levels.

Underwriting Personnel. All of Encore’s loans are underwritten by their on-site underwriting personnel. Encore does not delegate underwriting authority to any broker or third party. Encore adheres to strict internal standards with respect to who has the authority to approve a loan. In the event that an underwriting exception is required for approval, only specifically designated personnel, dictated by the exception needed, are authorized to make such exceptions. Encore regularly trains its operation managers, who supervise their underwriters, on emerging trends in production. Encore believe that these managers and underwriters are highly qualified and experienced and are familiar with its underwriting guidelines. Encore believe that its regionalized underwriting process provides it with the ability to fund loans faster than many of its competitors, and that the experience of its operations managers, its information systems and their rigorous quality control process ensure the continued quality of its loans.

Credit Categories. Under its internal underwriting guidelines, Encore has established several different credit categories within each loan program, and Encore assigns a credit category to each applicant based on the applicant’s credit history. These credit categories establish the maximum permitted LTV ratio, the maximum loan amount and the allowed use of loan proceeds given the applicant’s mortgage payment history, consumer credit history, liens/charge-offs/bankruptcy history, debt-to-income ratio, use of proceeds, documentation type and other factors.

Because the industry does not use standard credit categories, the definitions and credit categories of the loans Encore originates may differ from those used by their competitors. As a result, the credit categories and other data with respect to its loan production that Encore provided in this free writing prospectus may not be comparable to similar data of their competitors. Also, Encore may change its credit category system from year-to-year, based on its on-going evaluation of historical performance and market demand. Thus, data with respect to specific credit categories within its loan production may not be comparable on an historical basis.

In general, higher risk mortgage applications are graded in categories that permit more (or more recent) major derogatory credit items, such as outstanding judgments or prior bankruptcies. Encore’s underwriting guidelines for first mortgages contain categories and criteria for grading that evaluate the likelihood that an applicant will satisfy the repayment obligations of a mortgage loan; higher grades being more likely and lower grades being less likely.

Encore’s guidelines are primarily intended to (1) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (2) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults.

Credit scores are obtained by Encore in connection with mortgage loan applications to help assess a borrower’s creditworthiness. Credit scores are obtained from credit reports provided by Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc., which may employ differing computer models and methodologies from one another. The credit score is designed to assess a borrower’s credit history at a fixed point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to 850, with higher scores generally indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the LTV, the collateral for the mortgage loan, or the debt-to-income ratio. Encore’s current core underwriting guidelines require a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum LTV under each program. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

The underwriting of a mortgage loan to be originated or purchased by Encore generally includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to Encore for purchase must be approved by Encore in accordance with its underwriting criteria. Encore regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product and changes in laws or regulations.

Encore requires satisfactory title insurance coverage on all residential properties securing mortgage loans they originate or purchase. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect Encore against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance in an amount that complies with applicable laws and is sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

Verification of Borrower’s Income. Encore’s mortgage programs include several levels of documentation used to verify the borrower’s income.

Full income documentation. Encore’s highest level of income documentation generally requires a stable, two-year history of income. A wage-earner may document income by any of the following: a verification of employment or a current pay stub reflecting year to date income and the borrower’s most recent Wage and Tax Statement, or W-2; the borrower’s two most recent IRS Form 1040s; the borrower’s personal bank statements for the previous one or two years showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the two most recent federal tax returns or bank statements for the previous one or two years depending on the borrower’s credit score.

Limited income documentation. This documentation level generally requires a twelve-month history of stable income, together with personal bank statements for the previous twelve months to support the borrower’s qualifying income.

Stated income. The borrower’s income used to qualify for the loan is taken from the borrower’s signed application and compared to the borrower’s line of work or profession for reasonableness. Self-employed borrowers typically must provide satisfactory evidence of existence of the business and demonstrate a two-year history of employment in the same profession. A verification of employment and position is done for each stated income loan.

Appraisal Review. An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the LTV ratio of the loan applied for and the combined LTV to the appraised value of the property at the time of origination. Appraisers determine a property’s value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As a lender that generally specializes in loans made to credit impaired borrowers, Encore has implemented an appraisal review process to support the value used to determine the LTV ratio. Encore uses a variety of steps in their appraisal review process in order to attempt to ensure the accuracy of the value provided by the initial appraiser. This includes obtaining an independent automated property review on a majority of the loans that they originate. Encore’s review process requires a written review on every appraisal report either by a qualified independent underwriter or by a staff appraiser. Encore employs several methods to determine which appraisals are higher risk and attempts to direct those reviews to one of its staff appraisers. The criteria for identifying higher risk appraisal reports include those properties receiving lower scores from the automated property review, properties with larger loan amounts and those units and properties that fail a scoring template used by the internal underwriting staff. Encore employs an appraisal review staff of approximately 66 people, which includes over 38 staff appraisers. As part of their review process, the review department where available, verifies the subject property’s sales history, those of comparable properties as well as reviews additional comparable data. In some cases the value of the property used to determine the LTV ratio is reduced where it has been determined by Encore’s staff appraisers that the original appraised value cannot be supported.

Quality Control. Encore’s quality control program is intended to monitor loan production with the overall goal of improving the quality of loan production generated by Encore’s retail loan operation and independent mortgage broker channel. Through systematically monitoring loan production, the quality control department can identify and communicate to management existing or potential underwriting and loan packaging problems or other areas of concern. The quality control file review ensures compliance with Encore’s underwriting guidelines and federal and state regulations. This is accomplished by focusing on:

•	the accuracy of all credit and legal information;
•	a collateral analysis, which may include a desk or field re-appraisal of the property and review of the original appraisal;
•	employment and/or income verification; and
•	legal document review to ensure that the necessary documents are in place.

Loan Programs and Risk Categories. Encore has established loan programs and risk categories, which identify the types of loans that it originates. A majority of Encore’s loan originations are underwritten using the “Credit Score Advantage” program. This program makes loans available to a broad group of borrowers who fit a more traditional subprime profile. However, there are borrowers who request LTV ratios higher than those stated for this program, larger loan amounts or more unusual financing options. Rather than attempt to incorporate all of these specialized requests into one loan program, Encore has established separate loan programs to accommodate borrowers who would otherwise require individual exceptions to a single, broader loan program. Encore established these programs to allow its underwriting personnel to process loan applications from borrowers who fit a particular program’s criteria quickly and efficiently.

The criteria for each of these programs are guidelines only. All of Encore’s loan programs have tiered exception levels whereby approval of an exception is escalated to a higher loan approval authority. Although Encore generally does not make adjustments to the credit category of any applicant, Encore may determine on a case-by-case basis that an applicant warrants a LTV ratio exception, a loan amount exception, a debt-to-income exception or another exception. Encore may allow such an exception if the application reflects certain compensating factors, such as a lower than the maximum LTV ratio for the specific loan program, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, job and income stability or a meaningful amount of liquid assets. Encore may also grant an exception if the applicant provides a down payment of at least 20% of the purchase price of the underlying property or if the new mortgage loan significantly reduces the applicant’s aggregate monthly debt service payments. Encore expects that a substantial number of the mortgage loans it originates will represent such underwriting exceptions.

Determining a Borrower’s Credit Categories

There are various credit categories within each loan program. To determine if a borrower qualifies for a credit category within that specific program, Encore considers a borrower’s mortgage history, bankruptcy and foreclosure history, debt-to-income ratios and the depth of the borrower’s credit background as the primary factors in determining the borrower’s credit category. Once a borrower has been assigned a credit category within a loan program, Encore uses the borrower’s credit score as the primary factor in determining the borrower’s rate, the maximum LTV ratio allowable for that borrower and maximum loan amount available to that borrower.

Credit Score Programs

This program offers loan to individuals with a wide range of credit backgrounds and offers Encore’s widest range of underwriting criteria. The Credit Score Advantage Program has five credit categories: AA, A+, B, C and C-. Borrowers with a higher credit category typically qualify for higher allowable LTV and higher amounts relative to other borrowers within this program. However, since credit scores within each credit category can range from 500 to 850, loans with different characteristics are available to borrowers within a particular credit category based on a borrower’s credit score. Within a particular credit category, the borrower’s credit score is used to determine the applicable interests rate, maximum allowable LTV and maximum available loan amount. Generally, a borrower with a higher credit score can obtain a loan with a lower rate, higher allowable LTV and higher loan amount than a borrower within the same credit category but with a lower credit score.

“AA” Risk Category: In order to qualify under the AA risk category the applicant must generally have no mortgage or rental late payments within the past 12 months. No mortgage foreclosure or notice of default filings may have occurred during the preceding 36 months. No bankruptcy filing may have occurred during the past 36 months if the borrowers credit score is less that 600 or within the prior 24 months if the borrower’s score is 600 or greater. If the borrower has made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must have been discharged at or prior to funding of the loan. The maximum loan amount under this risk grade is $1,200,000 for loans with full documentation, limited documentation or stated income documentation. Permissible LTV varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 100% for first mortgages and 100% for second mortgages. The allowable debt to income ratio is 50%.

“A+” Risk Category: In order to qualify under the A+ risk category the applicant must generally have no more than 12 times 30 day late mortgage or rental payments within the past 12 months for LTV up to 95% and no more than one 30 day mortgage or rental late within the past 12 months for LTV greater than 100%. No mortgage foreclosure or notice of default filings may have occurred during the preceding 36 months. No bankruptcy filing may have occurred during the past 24 months if the borrower’s credit score is less than 600 or within the prior 18 months if the borrowers score is 600 or greater. If the borrower has made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must be discharged at or prior to funding of the loan. The maximum loan amount under this risk grade is $1,000,000 for loans with full documentation, limited documentation or stated income documentation. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 100% for first mortgages and 100% for second mortgages. The allowable debt to income ratio is 50% for LTV over 80% and 55% for an LTV of 80% or less.

“B” Risk Category: In order to qualify under the B risk category the applicant must generally have no more than one 60 day mortgage or rental late payment within the past 12 months. (30 day mortgage or rental late payments are acceptable.) No mortgage foreclosure or notice of default filings may have occurred during the preceding 24 months. No bankruptcy filing may have occurred during the past 18 months if the borrower’s credit score is less that 580 or within the prior 12 months if the borrower’s score is 600 or greater. If the borrower has made a Chapter 13 bankruptcy the borrower’s bankruptcy may be paid off with the proceeds of this loan. The maximum loan amount under this risk grade is $600,000 for loans with full income documentation, limited documentation or stated income documentation. Permissible LTV varies depending upon, among other matters the loan amount; the documentation type, the occupancy, the property type and the borrowers credit score. The maximum LTV under this program is 85% for first mortgages. The allowable debt to income ratio is 55%.

“C” Risk Category: In order to qualify under the C risk category the applicant must generally have no more than one 90 day late mortgage or rental payment within the past 12 months. (30 and 60-day late payments are acceptable.) No mortgage foreclosure or notice of default filings may have occurred during the preceding 12 months. No bankruptcy filing may have occurred during the past 12 months if the borrower’s credit score is less that 560 or within the prior 6 months if the borrower’s credit score is 560 or greater. If the borrower has made a Chapter 13 bankruptcy the borrower’s bankruptcy may be paid off with the proceeds of this loan. The maximum loan amount under this risk grade is $500,000 for loans with full documentation, limited documentation or stated income documentation. Permissible LTV varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 80% for first mortgages. The allowable debt to income ratio is 55%.

“C-” Risk Category: In order to qualify under the C- risk category the applicant must generally have no more than one 120 day late mortgage or rental payment late within the past 12 months. (30, 60 and 90-day late payments are acceptable.) No mortgage foreclosure or notice of default filings may have occurred during the preceding 6 months. Bankruptcy filing may have occurred during the past 12 months. If the borrower has made a Chapter 13 bankruptcy the borrower may pay off the bankruptcy through the loan. The maximum loan amount under this risk grade is $400,000 for loans with full documentation or stated income documentation. Permissible LTV varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrowers credit score. The maximum LTV under this program is 70% for first mortgages. The maximum allowable debt to income ratio is 55%.

Specialty Advantage Program

For those borrowers seeking Encore’s highest allowable LTVs, Encore offer a specialty program that offers loans with a maximum LTV ratio of up to 100% based on either full income documentation or stated income documentation. These programs offer loans to borrowers in either of Encore’s two highest credit categories, AA or A+. Because of the additional risk associated with loans with LTV ratios at the high end of what Encore offer, there are additional limitations that are not placed on similar grades in other programs. These additional restrictions reduce the risk associated with originating loans to borrowers with these higher LTV ratios.

Jumbo Advantage Program

This program offers loan amounts higher than those traditionally found in the subprime residential mortgage market. These loans are generally in excess of $600,000 and are made available to borrowers in Encore’s two highest credit categories, AA or A+. Similar to the Specialty Advantage Program, there are additional restrictions and requirements on this program. These additional restrictions and requirements are used to offset the additional risk associated with these loans.

Interest-Only Option

This option offers borrowers the opportunity to obtain a loan that allows them to make monthly payments of interest only for the first two, three or five years of the loan. At the end of the interest-only term, the borrower’s loan balance is fully amortized for the remaining term of the loan. The initial interest-only period provides borrowers with lower payments for a period of time allowing them to use a greater portion of their cash flow to pay off other debt, to qualify for larger loan amounts or for other uses. Because there is a slightly higher risk associated with the absence of principal reduction for the initial interest-only period, the minimum credit score required for this option is higher, as is the interest rate the borrower is charged. This option is only available to borrowers in Encore’s three highest credit categories, AA, A+ and B.

General Underwriting Guidelines

The following discussion provides a general description of the underwriting guidelines that are applicable to all of the mortgage loans other than the mortgage loans originated by Encore.

The mortgage loans were underwritten pursuant to the underwriting standards of various originators, generally in accordance with “non-conforming” underwriting standards, meaning that the mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. In addition, certain of the mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans have had document deficiencies, or became delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

Some of the mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

The mortgage loans have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant’s current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

The underwriting guidelines are primarily intended to assess a borrower’s ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator’s primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor’s credit history, repayment ability and debt-service-to-income ratio as well as the type and use of the related mortgaged property.

An applicant customarily completes an application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

The mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant’s source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant’s debt-service-to-income ratio, if required, to determine the applicant’s ability to repay the related loan, and reviews the appraisal of the related mortgage property.

In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian Information Solutions Inc.(formerly TRW Information Systems and Services), Equifax, Inc. and Trans Union Corp. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant’s number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/2006-1/index.html.

Information provided through the internet address above will not be deemed to be a part of this free writing prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

THE ISSUING ENTITY

Bear Stearns Asset Backed Securities I Trust 2006-1 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2006-1 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see “The Agreements — Amendment of Agreement” in the prospectus.

The assets of Bear Stearns Asset Backed Securities I Trust 2006-1 will consist of the mortgage loans and certain related assets.

Bear Stearns Asset Backed Securities I Trust 2006-1’s fiscal year end is December 31.

THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since December 31, 2005, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $42,688,967,820. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions Group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		October 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$ 3,779,319,393.84	44,821	$ 11,002,497,283.49	62,603	$ 16,389,481,833.81
Alt-A Fixed	15,907	$ 3,638,653,583.24	11,011	$ 2,478,381,379.40	15,444	$ 3,370,889,688.07
HELOC	-	$ -	-	$ -	9,309	$ 509,391,438.93
Neg-Am ARM	-	$ -	-	$ -	20,804	$ 7,515,084,661.26
Prime ARM	16,279	$ 7,179,048,567.39	30,311	$ 11,852,710,960.78	23,962	$ 11,960,110,456.13
Prime Fixed	2,388	$ 1,087,197,396.83	1,035	$ 509,991,605.86	1,346	$ 426,879,747.26
Prime Short Duration ARM	7,089	$ 2,054,140,083.91	23,326	$ 7,033,626,375.35	12,707	$ 4,687,378,638.50
Reperforming	2,800	$ 247,101,330.36	2,802	$ 311,862,677.46	1,610	$ 143,455,015.55
Seconds	-	$ -	14,842	$ 659,832,093.32	92,104	$ 4,493,592,921.53
SubPrime	29,303	$ 2,898,565,285.44	102,759	$ 14,578,747,677.08	84,042	$ 13,400,254,946.87
Totals	86,034	$20,884,025,641.01	230,907	$ 48,427,650,052.74	323,931	$ 62,896,519,347.91

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

SERVICING OF THE MORTGAGE LOANS

General

EMC will act as the master servicer of the mortgage loans pursuant to the pooling and servicing agreement, dated as of February 1, 2006, among the depositor, EMC, in its capacity as master servicer and sponsor, and the trustee.

In the event of a default by EMC under the pooling and servicing agreement, the trustee, subject to the provisions of the pooling and servicing agreement, will be required to enforce any remedies against the master servicer and will either find a successor master servicer or will assume the master servicing obligations itself.

The Master Servicer

EMC Mortgage Corporation (“EMC”) will act as master servicer under the Agreement. See “The Sponsor” in this free writing prospectus.

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for the sponsor’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC’s servicing portfolio grew by approximately 113%.

As of October 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $55.6 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2003				As of December 31, 2004				As of October 31, 2005
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	2,439	$ 653,967,869	1.40%	4.75%	19,498	$ 4,427,820,708	7.96%	15.94%	50,528	$ 11,821,548,094	11.65%	21.25%
Alta-A Fixed	19,396	$ 3,651,416,057	11.14%	26.51%	25,539	$ 4,578,725,473	10.43%	16.48%	34,038	$ 6,268,800,717	7.85%	11.27%
Prime Arm	7,978	$ 868,798,347	4.58%	6.31%	8,311	$ 1,045,610,015	3.39%	3.76%	8,910	$ 1,267,784,249	2.05%	2.28%
Prime Fixed	16,377	$ 1,601,411,491	9.40%	11.63%	14,560	$ 1,573,271,574	5.95%	5.66%	16,929	$ 2,343,126,437	3.90%	4.21%
Seconds	25,290	$ 690,059,169	14.52%	5.01%	39,486	$ 1,381,961,155	16.13%	4.98%	136,562	$ 6,239,175,080	31.48%	11.21%
Subprime	76,166	$ 5,058,932,126	43.73%	36.73%	114,436	$ 13,706,363,250	46.74%	49.34%	138,609	$ 19,037,928,201	31.95%	34.22%
Other	26,523	$ 1,249,014,373	15.23%	9.07%	23,010	$ 1,063,682,459	9.40%	3.83%	48,256	$ 8,655,251,712	11.12%	15.56%
Total	174,169	$13,773,599,432	100.00%	100.00%	244,840	$ 27,777,434,635	100.00%	100.00%	433,832	$ 55,633,614,489	100.00%	100.00%

Collection And Other Servicing Procedures

The master servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the pooling and servicing agreement.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the master servicer may modify the loan only to the extent set forth in the pooling and servicing agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

If a mortgaged property has been or is about to be conveyed by the related mortgagor and the master servicer has knowledge thereof, the master servicer will accelerate the maturity of the related mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any insurance policy required pursuant to the terms of the pooling and servicing agreement. If the master servicer reasonably believes that it is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any insurance policy required pursuant to the pooling and servicing agreement would be adversely affected by such enforcement, or if nonenforcement of such due-on-sale clause is otherwise permitted under the pooling and servicing agreement, then the master servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the related mortgage note and the related mortgagor, to the extent permitted by applicable law, remains liable thereon, provided that the related mortgage loan shall continue to be covered (if so covered before the master servicer enters into such agreement) by the applicable required insurance policies. The master servicer will retain as additional servicing compensation any fee collected for entering into assumption or substitution of liability agreements. In regard to circumstances in which the master servicer may be unable to enforce due-on-sale clauses, we refer you to “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the accompanying prospectus. In connection with any such assumption, no material term of the related mortgage note may be changed.

Certain mortgage loans contain due-on-sale clauses. The master servicer will establish and maintain, in addition to the Master Servicer Collection Account described below under “—Master Servicer Collection Account,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The master servicer will deposit and retain therein all collections from the mortgagors (or advances from the master servicer) for the payment of taxes, assessments, insurance premiums, or comparable items for the account of the mortgagors. Each servicing account and the investment of deposits therein shall comply with the requirements of the pooling and servicing agreement and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the pooling and servicing agreement. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the master servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

The master servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the pooling and servicing agreement.

Hazard Insurance

The master servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the related mortgaged property is located, in an amount equal to the amounts required in the pooling and servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the related mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the master servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the related mortgaged property or amounts released to the related mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in the Master Servicer Collection account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the related mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the related mortgage loan so permit. Such costs shall be recoverable by the master servicer out of related late payments by the related mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the Master Servicer Collection Account, to the extent so permitted pursuant to the terms of the pooling and servicing agreement. The right of the master servicer to reimbursement for such costs incurred will be prior to the right of the trustee to receive any related insurance proceeds or liquidation proceeds or any other amounts in the Master Servicer Collection Account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties securing the mortgage loans typically contain a clause which in effect requires the related insured at all times to carry insurance of a specified percentage, generally at least 80% of the full replacement value of the improvements on the related property, in order to recover the full amount of any partial loss. If an insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the related damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the master servicer will cause flood insurance to be maintained on such property to the extent available and in accordance with industry practices. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan), (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The master servicer, on behalf of the trustee and certificateholders, will present claims to the related insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in the Master Servicer Collection Account. If the master servicer maintains a blanket hazard insurance policy insuring against hazard losses on all of the mortgage loans, and such policy contains a deductible clause, and a loss occurs on a mortgaged property, then the master servicer is required to deposit in the Master Servicer Collection Account the amount not otherwise payable under such blanket hazard insurance policy because of such deductible clause.

Realization Upon Defaulted Mortgage Loans

The master servicer will take such action either as it deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the master servicer, as applicable, with respect to defaulted mortgage loans, and will foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the pooling and servicing agreement, the master servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the master servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The master servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties, unless the master servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the related mortgaged property’s eventual liquidation.

Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the related defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Servicing Compensation and Payment of Expenses

The master servicer will receive a monthly master servicing fee on each distribution date equal to 0.50% per annum of the aggregate principal balance of the mortgage loans as of the beginning of the calendar month immediately preceding such distribution date. The master servicer will also be entitled to investment earnings on amounts in the Master Servicer Collection Account and to any earnings in a servicing account not required to be paid to the related mortgagors, and to retain any excess liquidation proceeds as additional master servicing compensation. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

In addition to the primary compensation described above, the master servicer will retain all ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from the related mortgagors.

The master servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

Master Servicer Collection Account

The master servicer will establish and maintain an account (the “Master Servicer Collection Account”) into which it will deposit, on a daily basis within one business day of receipt (except as set forth in clause (iv) below), the following amounts received by it, or remitted by a subservicer, with respect to the mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date):

(i)	all payments on account of principal on the mortgage loans, including principal prepayments;
(ii)	all payments on account of interest on the mortgage loans, net of the master servicing fee and the trustee fee;
(iii)	to the extent provided in the pooling and servicing agreement, any monthly advance and compensating interest payments from the master servicer;
(iv)

all Insurance Proceeds, Liquidation Proceeds (other than excess liquidation proceeds) or Subsequent Recoveries; provided, that the Liquidation Proceeds (net of payments to the master servicer with respect thereto) will be deposited into the Master Servicer Collection Account on the business day immediately preceding the Distribution Date following receipt thereof;

(v)	the repurchase price with respect to any repurchased mortgage loans;

(vi)	any amounts required to be deposited with respect to losses on permitted investments;
(vii)	all prepayment charges, premiums or penalties payable by a mortgagor in connection with any principal prepayment on a mortgage loan; and
(viii)	any other amounts received by the master servicer and required to be deposited in the Master Servicer Collection Account pursuant to the pooling and servicing agreement.

The Master Servicer Collection Account and amounts at any time credited thereto will comply with the requirements of the pooling and servicing agreement and will meet the requirements of the rating agencies.

On the business day prior to each distribution date, the master servicer will withdraw all amounts from the Master Servicer Collection Account, net of its master servicing fee (to the extent amounts representing or relating to such master servicing fee have been deposited into the Master Servicer Collection Account) and other amounts permitted to be retained by the master servicer under the pooling and servicing agreement, and net of the trustee fee (to the extent amounts representing or relating to such trustee fee have been deposited into the Master Servicer Collection Account) relating to such distribution date in an amount set forth in the pooling and servicing agreement, and will remit them to the trustee for deposit in the Distribution Account.

The master servicer is entitled to receive all investment earnings on amounts in the Master Servicer Collection Account.

Distribution Account

The trustee will establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the “Distribution Account”), into which on or before the business day prior to each distribution date it will deposit all amounts transferred to it by the master servicer with respect to such distribution date from the Master Servicer Collection Account, all advances or payments of compensating interest required to be made by the master servicer with respect to the mortgage loans and such distribution date, and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination of the trust. All amounts deposited to the Distribution Account shall be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The trustee will have sole discretion to determine the particular investments to be made with respect to funds on deposit in the Distribution Account prior to the related distribution date, so long as it complies with the investment terms under the pooling and servicing agreement.

Any one or more of the following obligations or securities held in the name of the paying agent for the benefit of the certificateholders will be considered a permitted investment:

(i)           obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)          general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency;

(iii)         commercial or finance company paper which is then receiving the highest short-term rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency;

(iv)         certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if S&P is not a rating agency) then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities (or, if S&P is a rating agency, the highest long-term and one of the two highest short-term ratings of such securities), or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency;

(v)           demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)         guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency;

(vii)        repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(viii)       securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (provided that, for so long as S&P is a rating agency, such rating will be the highest commercial paper rating of S&P for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(ix)         interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency;

(x)           short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency; and

(xi)         such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

On each Distribution Date, the trustee will withdraw funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distributions” in this free writing prospectus. The trustee will be entitled to a trustee fee equal to the trustee fee rate, multiplied by the aggregate Stated Principal Balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee fee rate will be 0.015% per annum (subject to a variance of plus or minus 0.0025% per annum). The trustee will also be entitled to receive all investment earnings on amounts in the Distribution Account. The trustee and the custodian will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the pooling and servicing agreement, dated as of February 1, 2006, among the sponsor, the master servicer, the depositor and the trustee (the “pooling and servicing agreement), prior to the distribution of the available funds.

Prepayment Interest Shortfalls And Compensating Interest

When a borrower prepays all or a portion of a mortgage loan between due dates, such borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, following such a prepayment, an interest shortfall will result with respect to the related distribution date equal to the difference between the amount of interest collected on such mortgage loan pursuant to such prepayment and the amount of interest on such mortgage loan that would have been due for the related due period absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the master servicing fee otherwise payable to the master servicer on the related distribution date shall, to the extent of such shortfall, be deposited by the master servicer in the Master Servicer Collection Account for distribution to the trustee for deposit into the Distribution Account. We refer to such deposited amounts as “Compensating Interest.” The master servicer is not obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state laws. Any such deposit by the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the related distribution date.

Advances

If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the master servicer will remit to the trustee, no later than 1 p.m. Central time on the business day prior to the related distribution date, an amount equal to such delinquency, net of the master servicing fee with respect to such mortgage loan, except to the extent the master servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the master servicer until such mortgage loan is paid in full, until such mortgage loan is purchased from the trust fund or substituted for another mortgage loan pursuant to the terms of the pooling and servicing agreement or until the liquidation of the related mortgaged property. Any failure of the master servicer to make such advances would constitute an event of default under the pooling and servicing agreement, in which case the trustee, as successor master servicer, or a successor master servicer appointed by the trustee, will be obligated to make such advances. In the event that the master servicer is removed following the occurrence of an event of default, the trustee, as successor master servicer, or a successor master servicer appointed by the trustee, will be obligated to make such advance. Neither the master servicer, the trustee nor any successor master servicer will make any advances in respect of principal on any balloon loan payments.

Evidence as to Compliance

The pooling and servicing agreement will provide that on or before March 1 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The pooling and servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of its compliance with the AB Servicing Criteria.

The pooling and servicing agreement will also provide for delivery to the trustee on or before March 1 of each year, beginning with the first year after the year in which the cut-off date occurs, a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. The same statement may be provided as the required statement for each relevant pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Parties to the Pooling and Servicing Agreement

The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

•	the master servicer has proposed a successor to the trustee and the trustee has consented thereto, such consent not to be withheld unreasonably;
•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and
•

the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of certificates.

In addition, the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement. No such resignation by the master servicer or removal of the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement.

The pooling and servicing agreement will further provide that none of the sponsor, the master servicer, the trustee, the custodian or the depositor, or any director, officer, employee, or agent of the sponsor, the master servicer, the trustee, the custodian or the depositor (each a “Protected Party”), will be under any liability to the trust fund, any Protected Party or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that no Protected Party will be protected against any breach of its respective representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed on it by reason of its willful misfeasance, bad faith or gross negligence in the performance of its respective duties pursuant to the pooling and servicing agreement or by reason of its reckless disregard of its respective obligations and duties pursuant to the pooling and servicing agreement.

In addition, the pooling and servicing agreement will provide that each Protected Party will be entitled to indemnification by the master servicer, and to the extent not otherwise indemnified by the master servicer, by the trust fund, and will be held harmless against any loss, liability or expense incurred by it in connection with any legal action relating to the pooling and servicing agreement or the certificates and the master servicer’s failure to perform its duties in compliance with the pooling and servicing agreement, or by reason of the master servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under the pooling and servicing agreement, or by reason of the master servicer’s reckless disregard of its obligations and duties under the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that each Protected Party will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred by it in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by it and related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of such Protected Party’s willful misfeasance, bad faith or gross negligence in the performance of its respective duties under the pooling and servicing agreement or by reason of its reckless disregard of its respective obligations and duties under the pooling and servicing agreement.

In addition, the pooling and servicing agreement will provide that none of the sponsor, the master servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The sponsor, the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the sponsor, the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to as the offered certificates, and the Class R Certificates and the Class B-IO Certificates, which we are not offering by this free writing prospectus. We sometimes refer to the Class A Certificates as the senior certificates, and we sometimes refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, collectively, as the Class M Certificates or the subordinate certificates. We refer to the Class R-I and Class R-II Certificates, collectively, as the Class R Certificates or the residual certificates.

The initial owner of the Class B-IO and Class R Certificates is expected to be Bear, Stearns Securities Corp.

The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC.” Clearstream, Luxembourg is referred to as “Clearstream.” The Euroclear System is referred to as “Euroclear.” The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants (“Participants”). While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

•

DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates, and that the depositor is unable, or the trustee is unable, to locate a qualified successor, or

•

after the occurrence and continuation of an event of default, certificateholders representing not less than 51% of the voting rights evidenced by each class of book entry certificates advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such securityholders.

Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

Distributions

General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered on the related record date.

The trustee will make distributions on each distribution date, from funds available therefor in the Distribution Account, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services—Bear Stearns Asset Backed Securities Trust 2006-1 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Interest Funds. On each distribution date, the trustee will withdraw from the Distribution Account the Interest Funds for such distribution date and will apply such amount as follows:

first, to the Class A Certificates, the Interest Distribution Amount for each such class of certificates and distribution date;

second, from remaining Interest Funds, to the Class A Certificates, any Interest Carry Forward Amount for each such class of certificates and distribution date;

third, from remaining Interest Funds, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates, sequentially, in that order, the Interest Distribution Amount for each such class of certificates and distribution date;

fourth, from remaining Interest Funds, the amount of Excess Spread for such distribution date as is necessary to have the Overcollaterization Amount for such distribution date equal the Overcollateralization Target Amount for such distribution date, which amount will be the Extra Principal Distribution Amount for such distribution date and will be included as part of the Principal Distribution Amount for such distribution date; and

fifth, from remaining Interest Funds, any Remaining Excess Spread for such distribution date will be added to any Overcollateralization Release Amount for such distribution date, will be included in Net Monthly Excess Cashflow for such distribution date and will be applied on such distribution date as described under “Description of the Certificates—Distributions—Net Monthly Excess Cashflow Provisions” in this free writing prospectus.

On any distribution date, any shortfalls on mortgage loans resulting from the application of the Relief Act or similar state laws, and any related Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates, and thereafter, in reduction of the Interest Distribution Amount payable to the certificates on such distribution date, on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

Principal Distribution Amount. On each distribution date, the trustee will withdraw from the Distribution Account the Principal Distribution Amount for such distribution date and will apply such amount as follows:

(a)	for each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

first, to the Class A Certificates, until the certificate principal balance of such class is reduced to zero;

second, to the extent of remaining Principal Distribution Amount, to the Class M-1 Certificates, until the certificate principal balance thereof is reduced to zero;

third, to the extent of remaining Principal Distribution Amount, to the Class M-2 Certificates, until the certificate principal balance thereof is reduced to zero;

fourth, to the extent of remaining Principal Distribution Amount, to the Class M-3 Certificates, until the certificate principal balance thereof is reduced to zero;

fifth, to the extent of remaining Principal Distribution Amount, to the Class M-4 Certificates, until the certificate principal balance thereof is reduced to zero;

sixth, to the extent of remaining Principal Distribution Amount, to the Class M-5 Certificates, until the certificate principal balance thereof is reduced to zero;

seventh, to the extent of remaining Principal Distribution Amount, to the Class M-6 Certificates, until the certificate principal balance thereof is reduced to zero;

eighth, to the extent of remaining Principal Distribution Amount, to the Class M-7 Certificates, until the certificate principal balance thereof is reduced to zero; and

ninth, to the extent of remaining Principal Distribution Amount, to the Class M-8 Certificates, until the certificate principal balance thereof is reduced to zero.

(b)	For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

first, to the Class A Certificates, the Class A Principal Distribution Amount, until the certificate principal balance of such class is reduced to zero;

second, to the Class M-1 Certificates, from any remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

third, to the Class M-2 Certificates, from any remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

fourth, to the Class M-3 Certificates, from any remaining Principal Distribution Amount, the Class M-3 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

fifth, to the Class M-4 Certificates, from any remaining Principal Distribution Amount, the Class M-4 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

sixth, to the Class M-5 Certificates, from any remaining Principal Distribution Amount, the Class M-5 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

seventh, to the Class M-6 Certificates, from any remaining Principal Distribution Amount, the Class M-6 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

eighth, to the Class M-7 Certificates, from any remaining Principal Distribution Amount, the Class M-7 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero; and

ninth, to the Class M-8 Certificates, from any remaining Principal Distribution Amount, the Class M-8 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero.

Net Monthly Excess Cashflow Provisions. On each distribution date, the trustee will withdraw from the Distribution Account the Net Monthly Excess Cashflow for such distribution date, and any Excess Yield Maintenance Amount for such distribution date, and will apply such amounts as follows:

first, to the Class A Certificates, any unpaid Interest Carry Forward Amount for such class of certificates and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

second, from the sum of any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Class A Certificates, an amount equal to any Unpaid Allocated Realized Loss Amount for such class and distribution date;

third, from the sum of any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Class M-l Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates, sequentially, in that order, an amount equal to any Interest Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

fourth, from the sum of any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Basis Risk Reserve Fund and therefrom to the Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

fifth, from the sum of any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Basis Risk Reserve Fund and therefrom to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates, sequentially, in that order, an amount equal to any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

sixth, from the sum of any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates, sequentially, in that order, an amount equal to such certificates’ allocable share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

seventh, from any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

eighth, from the sum of any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Class B-IO Certificates, an amount specified in the pooling and servicing agreement; and

ninth, any remaining amounts to the residual certificates, as set forth in the pooling and servicing agreement.

Glossary

“Allocated Realized Loss Amount,” with respect to any class of certificates and as to any distribution date, means the sum of the Realized Losses with respect to the mortgage loans which have been applied in reduction of the certificate principal balance of such class of certificates as provided under “–Allocation of Realized Losses” below, which shall, on any such distribution date, so long as the certificate principal balance of such class of certificates has not been reduced to zero, equal the amount, if any, by which (i) the aggregate certificate principal balance of all of the certificates on such distribution date (after giving effect to all distributions of principal (including as a result of Subsequent Recoveries on the mortgage loans) on the certificates on such distribution date) exceeds (ii) the aggregate stated principal balance of all of the mortgage loans as of the last day of the related due period.

A “Basis Risk Carry Forward Amount” is, as of any distribution date for a class of offered certificates, the sum of:

•

if on such distribution date the applicable pass-through rate for such class is based upon the applicable interest rate cap, the excess (such excess being the “Basis Risk Shortfall” for such distribution date) of

(i)

the amount of the Interest Distribution Amount for such distribution date that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated at One-Month LIBOR with respect to such distribution date plus the applicable margin, over

(ii)

the sum of interest for such class calculated at the interest rate cap for such distribution date and any Yield Maintenance Payments received on such distribution date under the yield maintenance agreement and relating to such class of certificates; and

•

the Basis Risk Shortfall for such class for all previous distribution dates not previously paid (including interest accrued thereon at the applicable pass-through rate for the applicable accrual period with respect to each such prior distribution date).

“Certificate principal balance” with respect to each certificate (other than the Class B-IO and Class R Certificates) and any distribution date, is the original certificate principal balance of the related offered certificate as set forth on the cover page of this free writing prospectus less the sum of (i) all amounts in respect of principal distributed to such certificate on previous distribution dates and (ii) any Allocated Realized Loss Amounts allocated to such certificate on previous distribution dates, and increased by any Subsequent Recoveries allocated to that class of certificates on previous distribution dates. References in this free writing prospectus to the certificate principal balance of a class of certificates means the certificate principal balances of all certificates in such class.

“Class A Principal Distribution Amount,” with respect to any applicable distribution date, is an amount equal to the excess (if any) of

•	the certificate principal balance of the Class A Certificates immediately prior to that distribution date, over
•	the lesser of
(a)

approximately 42.50% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

(b)

the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

“Class M-1 Principal Distribution Amount,” with respect to any applicable distribution date, is an amount equal to the excess, if any, of

•	the sum of
1.	the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date) and
2.	the certificate principal balance of the Class M-1 Certificates immediately prior to that distribution date over
•	the lesser of
1.

approximately 58.10% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayment received during the related prepayment period) and

2.

the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayment received during the related prepayment period) minus the Overcollateralization Floor.

“Class M-2 Principal Distribution Amount,” with respect to any applicable distribution date, is an amount equal to the excess, if any, of

•	the sum of
1.	the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),
2.	the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date) and
3.	the certificate principal balance of the Class M-2 Certificates immediately prior to that distribution date over
•	the lesser of
1.

approximately 62.70% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

2.

the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

“Class M-3 Principal Distribution Amount,” with respect to any applicable distribution date, is an amount equal to the excess, if any, of

•	the sum of
1.	the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),
2.	the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),
3.	the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date) and
4.	the certificate principal balance of the Class M-3 Certificates immediately prior to that distribution date over
•	the lesser of
1.

approximately 66.90% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

2.

the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

“Class M-4 Principal Distribution Amount,” with respect to any applicable distribution date, is an amount equal to the excess, if any, of

•	the sum of
1.	the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),
2.	the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

3.	the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),
4.	the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date) and
5.	the certificate principal balance of the Class M-4 Certificates immediately prior to that distribution date, over
•	the lesser of
(a)

approximately 70.90% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

(b)

the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

“Class M-5 Principal Distribution Amount,” with respect to any applicable distribution date, is an amount equal to the excess, if any, of

•	the sum of
1.	the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),
2.	the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),
3.	the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),
4.	the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),
5.	the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date) and
6.	the certificate principal balance of the Class M-5 Certificates immediately prior to that distribution date, over

•	the lesser of
(a)

approximately 74.60% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

(b)

the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

“Class M-6 Principal Distribution Amount,” with respect to any applicable distribution date, is an amount equal to the excess, if any, of

•	the sum of
1.	the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),
2.	the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),
3.	the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),
4.	the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),
5.	the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),
6.	the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date) and
7.	the certificate principal balance of the Class M-6 Certificates immediately prior to that distribution date, over
•	the lesser of
(a)

approximately 78.10% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

(b)

the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

“Class M-7 Principal Distribution Amount,” with respect to any applicable distribution date, is an amount equal to the excess, if any, of

•	the sum of
1.	the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),
2.	the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),
3.	the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),
4.	the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),
5.	the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),
6.	the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date),
7.	the certificate principal balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that distribution date), and
8.	the certificate principal balance of the Class M-7 Certificates immediately prior to that distribution date, over
•	the lesser of
(a)

approximately 81.80% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

(b)	the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

“Class M-8 Principal Distribution Amount,” with respect to any applicable distribution date, is an amount equal to the excess, if any, of

•	the sum of
1.	the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),
2.	the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),
3.	the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),
4.	the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),
5.	the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),
6.	the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date),
7.	the certificate principal balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that distribution date),
8.	the certificate principal balance of the Class M-7 Certificates (after taking into account distributions of the Class M-7 Principal Distribution Amount for that distribution date), and
9.	the certificate principal balance of the Class M-8 Certificates immediately prior to that distribution date, over
•	the lesser of
(a)

approximately 84.80% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

(b)

the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

On each distribution date on and after which the aggregate certificate principal balance of the Class A and Class M certificates (other than Class M-8 Certificates) have been reduced to zero, the Class M-8 Principal Distribution Amount will equal 100% of the Principal Distribution Amount.

“Due Date,” as to any mortgage loan, means the date in each month on which the related scheduled payment of principal and interest is due, as set forth in the related mortgage note.

“Due Period” with respect to any distribution date is, as to any mortgage loan, the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Excess Spread,” with respect to any distribution date, is the excess, if any, of the Interest Funds for such distribution date over the sum of the Interest Distribution Amount on the certificates and the Interest Carry Forward Amount on the Class A Certificates for such distribution date.

“Excess Yield Maintenance Amount” with respect to any distribution date, is the excess, if any, of (a) the Yield Maintenance Payments received under the yield maintenance agreement for such distribution date over (b) the Interest Distribution Amount that the Class A and Class M Certificates would have been entitled to receive on such distribution date had the applicable pass-through rates on such classes of certificates been calculated at One-Month LIBOR on such distribution date plus the applicable margin, to the extent that such Interest Distribution Amount was not paid out of Interest Funds on such distribution date to such classes of certificates, as provided under “Description of the Certificates—The Yield Maintenance Agreement” in this free writing prospectus.

“Extra Principal Distribution Amount,” with respect to any distribution date, is the lesser of (a) the Overcollateralization Deficiency Amount for such distribution date and (b) the Excess Spread for such distribution date.

“Insurance Proceeds” are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the master servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property and exclusive of Subsequent Recoveries with respect to the related mortgage loan.

“Interest Carry Forward Amount,” with respect to each class of the certificates and each distribution date, is the sum of

•	the excess of
(a)	the Interest Distribution Amount for such class of certificates with respect to prior distribution dates, over
(b)	the amount of interest actually distributed to such class of certificates on such prior distribution dates, and

•

interest on such excess (to the extent permitted by applicable law), at the applicable pass-through rate for such class of certificates for the related interest accrual period, including the interest accrual period relating to such distribution date.

“Interest Distribution Amount,” with respect to each class of certificates (other than the Class B-IO and Class R Certificates) and each distribution date, is the interest accrued at the applicable pass-through rate (including for such purpose any application of the related interest rate cap) for the applicable accrual period on the certificate principal balance of such class of certificates immediately prior to such distribution date, plus any amount previously distributed with respect to interest for such certificate that has been recovered as a voidable preference by a trustee in bankruptcy, and reduced by any Prepayment Interest Shortfall (to the extent not covered by Compensating Interest) and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case to the extent allocated to such certificate as described in “Description of the Certificates—Distributions—Interest Funds” in this free writing prospectus.

“Interest Funds” with respect to a distribution date are equal to:

(i)

the sum, without duplication, of the following amounts, in each case to the extent remitted by the master servicer to the Master Servicer Collection Account pursuant to the terms of the pooling and servicing agreement:

•

all interest received with respect to the mortgage loans and relating to the related distribution date, less the related servicing fee, the trustee fee set forth in the pooling and servicing agreement and the master servicing fee,

•	all advances relating to interest made with respect to the mortgage loans and made on or prior to the related master servicer advance date,
•	all Compensating Interest payments made with respect to the mortgage loans and relating to the related distribution date,
•

all Insurance Proceeds and Liquidation Proceeds (other than excess Liquidation Proceeds) with respect to the mortgage loans collected during the related due period, to the extent such Insurance Proceeds and Liquidation Proceeds relate to interest on the mortgage loans, plus the interest portion of all Subsequent Recoveries with respect to the mortgage loans received during the related due period,

•	the interest portion of prepayments on the mortgage loans collected during the related prepayment period,
•	the interest portion of proceeds of the repurchase of any mortgage loans and relating to the related distribution date, and
•

the interest portion of the purchase price of the assets of the trust paid by EMC upon the exercise by EMC of its optional termination right as set forth in “Description of the Certificates—Optional Termination” in this free writing prospectus, less

(ii)

•               all amounts relating to interest on the mortgage loans that are used to reimburse the trustee and the master servicer for amounts due to the trustee and the master servicer, as the case may be, under the pooling and servicing agreement, to the extent that such amounts have not been retained by or otherwise paid to such party; and

•	any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider.

“Liquidation Proceeds” are amounts, other than Insurance Proceeds or Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the master servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation relating to the related mortgage loan, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney’s fees.

“Master Servicer Advance Date” means, as to any distribution date, on or before 1:00 p.m. Central time on the business day immediately preceding such distribution date.

“Net Monthly Excess Cashflow” with respect to any distribution date, is the excess of (x) the Interest Funds and Principal Funds for such distribution date over (y) the sum of the Interest Distribution Amounts and Principal Distribution Amounts for the certificates for such distribution date and the Interest Carry Forward Amounts for the Class A Certificates for such distribution date.

“Overcollateralization Amount,” with respect to any distribution date, is the excess, if any, of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the relate Due Period and prepayments received during the related Prepayment Period) over (b) the sum of the certificate principal balance of the offered certificates on such distribution date (after taking into account the payment of principal (including as a result of Subsequent Recoveries on the mortgage loans), other than any Extra Principal Distribution Amount, on such certificates on such distribution date).

“Overcollateralization Deficiency Amount,” with respect to any distribution date, is the amount by which the Overcollateralization Target Amount for such distribution date exceeds the Overcollaterization Amount for such distribution date (after giving effect to distributions of principal on the certificates (including as a result of Subsequent Recoveries on the mortgage loans) other than distributions of any Extra Principal Distribution Amount on such distribution date).

“Overcollateralization Floor” is 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

“Overcollateralization Release Amount” with respect to any distribution date, is the lesser of (1) the Principal Funds for such distribution date and (2) the excess, if any, of (a) the Overcollaterization Amount for such distribution date (assuming 100% of the Principal Funds for such distribution date is applied as a principal payment on the related certificates on such distribution date) over (b) the Overcollateralization Target Amount for such distribution date.

“Overcollateralization Target Amount” with respect to any distribution date, is (i) prior to the Stepdown Date, an amount equal to approximately 7.60% of the aggregate stated principal balance of the mortgage loans as of the cut-off date and (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (1) the Overcollateralization Floor and (2) an amount equal to approximately 15.20% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period or (iii) on and after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

“Prepayment Period” with respect to a distribution date, is the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs.

“Principal Distribution Amount,” with respect to each distribution date, is equal to

•	the Principal Funds for such distribution date, plus
•	any Extra Principal Distribution Amount for such distribution date, less
•	any Overcollateralization Release Amount for such distribution date.

“Principal Funds,” with respect to any distribution date, are equal to:

(i)

the sum, without duplication, of the following amounts, in each case to the extent remitted by the master servicer to the Master Servicer Collection Account pursuant to the pooling and servicing agreement:

•

the scheduled principal on the mortgage loans collected with respect to the related distribution date or advanced on the mortgage loans on or before the master servicer advance date relating to such distribution date,

•	the principal portion of prepayments on the mortgage loans (exclusive of any prepayment charges, or premiums) collected in the related Prepayment Period,
•	the principal portion of proceeds of the repurchase of any mortgage loan with respect to the related distribution date,
•

all amounts with respect to the related distribution date and representing the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans as of the date of substitution is less than the aggregate unpaid principal balance (after application of the principal portion of the scheduled monthly payment of principal and interest on the related mortgage loans due in the month of substitution) of any deleted mortgage loans delivered by the master servicer in connection with a substitution of a mortgage loan or mortgage loans,

•

all Liquidation Proceeds (other than excess Liquidation Proceeds) and Insurance Proceeds on the mortgage loans collected during the related due period, to the extent such Liquidation Proceeds and Insurance Proceeds relate to principal on the mortgage loans, plus the principal portion of all Subsequent Recoveries on the mortgage loans received during the related due period, and

•

the principal portion of the purchase price of the assets of the trust paid by EMC upon the exercise by EMC of its optional termination rights as set forth in “Description of the Certificates – Optional Termination” in this free writing prospectus, less

(ii)

•               all amounts relating to principal on the mortgage loans or not allocable to either principal or interest on the mortgage loans that are used to reimburse the trustee and the master servicer for amounts due to such persons under the pooling and servicing agreement, to the extent that such amounts have not been retained by or otherwise paid to such party, and

•

any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment of the Swap Provider, to the extent not paid from Interest Funds for the related distribution date and to the extent remaining unpaid from any previous distribution date.

“Realized Loss” is the excess, as of the date of the liquidation of a defaulted mortgage loan, of the stated principal balance of such defaulted mortgage loan over the net Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of such defaulted mortgage loan.

“Relief Act” means the Servicemembers Civil Relief Act.

“Remaining Excess Spread” with respect to any distribution date, is the Excess Spread for such distribution date less any Extra Principal Distribution Amount for such distribution date.

“REO property” means a mortgage property acquired by the master servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

“Stated Principal Balance” of any mortgage loan or related REO property means, with respect to any distribution date, the cut-off date principal balance thereof

•	minus the sum of

(i)            the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each due period ending prior to such distribution date;

(ii)          all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds with respect to such mortgage loan, to the extent applied by the master servicer as recoveries of principal on such mortgage loan in accordance with the pooling and servicing agreement, that were received by the master servicer as of the close of business on or prior to the last day of the Prepayment Period related to such distribution date, and

(iii)	any Realized Loss thereon incurred prior to or during the related due period.

The Stated Principal Balance of any liquidated mortgage loan is zero.

“Stepdown Date” means the later to occur of

•	the distribution date occurring in March 2009 and

•

the first distribution date for which the aggregate certificate principal balance of the subordinate certificates plus the Overcollaterization Amount for such distribution date divided by the sum of the stated principal balance of the mortgage loans as of the end of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related Prepayment Period) is greater than or equal to approximately 57.50%.

A “Trigger Event” exists if either

•

with respect to a distribution date on or after the Stepdown Date, the three-month rolling average of the sum of the stated principal balance of the mortgage loans that are 61 days or more delinquent (or are in bankruptcy or foreclosure or are REO properties), as a percentage of the stated principal balance of all of the mortgage loans as of the last day of the related due period (after reduction for prepayments received during the related Prepayment Period), equals or exceeds 35% of the aggregate certificate principal balance of the subordinate certificates plus the Overcollaterization Amount (in each case after taking into account the distribution of the related Principal Distribution Amounts on such distribution date), or

•

as the last day of the related due period, for the distribution dates in the months indicated below, the aggregate amount of Realized Losses on the mortgage loans from the cut-off date through such last day of the related due period (reduced by the amount of Subsequent Recoveries on the mortgage loans from the cut-off date through such last day of the related due period), as a percentage of the aggregate principal balance of the mortgage loans on the cut-off date, exceeds the following:

(i)	36 months through 47 months following the closing date, 4.80%;
(ii)	48 months through 59 months following the closing date, 7.60%;
(iii)	60 months through 71 months following the closing date, 9.85%; and
(iv)	72 months following the closing date and each month thereafter, 11.05%.

“Unpaid Allocated Realized Loss Amount,” with respect to any class of certificates, and as to any distribution date, is the excess of:

•	the Allocated Realized Loss Amount with respect to such class of certificates on all previous distribution dates over
•	the sum of all Subsequent Recoveries allocated to such class of certificates on all previous distribution dates.

Any amounts distributed to a class of certificates in respect of any Unpaid Allocated Realized Loss Amount on such class of certificates will not be applied to reduce the certificate principal balance of such class of certificates.

Table of Fees

The following table indicates the fees to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

All fees are expressed as a percent, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicing Fee(1)	0.50% per annum	Mortgage Loan Interest Collections
Trustee Fee(1)	0.015%(2) per annum	Mortgage Loan Interest Collections

(1) The master servicing fee and trustee fee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.
(2) Subject to a variance of plus or minus 0.0025%.

Allocation of Realized Losses

On any distribution date on which the aggregate stated principal balance of the mortgage loans is less than the aggregate certificate principal balance of the certificates on such distribution date (after giving effect to all distributions of principal (including as a result of Subsequent Recoveries on the mortgage loans) on the certificates on such distribution date), the certificate principal balances of one or more classes of the certificates will be written down, up to the amount of such deficiency, in inverse order of their payment priority, commencing with the Class M-8 Certificates, in each case until the certificate principal balance of each such class of certificates has been reduced to zero. Any such reduction is an Allocated Realized Loss Amount.

If the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of certificates, such recovery, which we refer to in this free writing prospectus as a “Subsequent Recovery,” will be distributed to the certificates, commencing with the Class A Certificates, but in each case not in excess of the Unpaid Allocated Realized Loss Amount for such class of certificates immediately prior to such distribution date. Holders of such certificates will not be entitled to any payment in respect of interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

No reduction of the certificate principal balance of any class of certificates will be made on any distribution date on account of the allocation thereto of Realized Losses on the mortgage loans to the extent that such a reduction would have the effect of reducing the aggregate certificate principal balance of all of the classes of certificates as of that distribution date to an amount less than the aggregate principal balance of all mortgage loans as of the last day of the related due period.

All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the month preceding the month during which that distribution date occurs and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

Excess Spread and Overcollateralization Provisions

Excess Spread and certain available Net Swap Payments will be required to be applied on each distribution date as an Extra Principal Distribution Amount with respect to the certificates whenever the Overcollaterization Amount for such distribution date is less than the Overcollateralization Target Amount for such distribution date.

If, on any distribution date, the Overcollateralization Release Amount is, or after taking into account all other distributions to be made on such distribution date, would be, greater than zero (i.e., the Overcollaterization Amount is or would be greater than the Overcollateralization Target Amount), then such Overcollateralization Release Amount together with any Remaining Excess Spread will be included in Net Monthly Excess Cashflow for such distribution date and will be applied on such distribution date as provided under “Description of the Certificates—Distributions—Net Monthly Excess Cashflow Provisions” in this free writing prospectus.

Pass-Through Rates

The pass-through rate per annum for each class of offered certificates will be equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as “One-Month LIBOR,” calculated as described under “Description of the Certificates—Calculation of One-Month LIBOR” in this free writing prospectus, plus the applicable per annum pass-through margin for such class of certificates set forth below, subject to an interest rate cap.

The “interest rate cap” for the offered certificates is equal to the excess of (A) the weighted average of the net mortgage rates of the mortgage loans, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, over (B) the sum of (1) the Net Swap Payment payable to the Swap Provider and (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider, in each case on such distribution date, divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date, multiplied by 12.

For purposes of calculating the applicable interest rate cap, the “net mortgage rate” of a mortgage loan is equal to the applicable interest rate borne by such mortgage loan less the master servicing fee rate and the trustee fee rate set forth in the pooling and servicing agreement with respect to each mortgage loan.

The per annum pass-through margin for each class of offered certificates is:

•	for the Class A Certificates, (a) for any distribution date on or prior to the optional termination date ____% and (b) for any distribution date after the optional termination date, ____%,
•	for the Class M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, ____% and (b) for any distribution date after the optional termination date, ____%,
•	for the Class M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, ____% and (b) for any distribution date after the optional termination date, ____%,
•	for the Class M-3 Certificates, (a) for any distribution date on or prior to the optional termination date, ____% and (b) for any distribution date after the optional termination date, ____%,
•	for the Class M-4 Certificates, (a) for any distribution date on or prior to the optional termination date, ____% and (b) for any distribution date after the optional termination date, ____%,

•	for the Class M-5 Certificates, (a) for any distribution date on or prior to the optional termination date, ____% and (b) for any distribution date after the optional termination date, ____%,
•	for the Class M-6 Certificates, (a) for any distribution date on or prior to the optional termination date, ____% and (b) for any distribution date after the optional termination date, ____%,
•	for the Class M-7 Certificates, (a) for any distribution date on or prior to the optional termination date, ____% and (b) for any distribution date after the optional termination date, ____%, and
•	for the Class M-8 Certificates, (a) for any distribution date on or prior to the optional termination date, ____% and (b) for any distribution date after the optional termination date, ____%.

If on any distribution date the pass-through rate for any class of certificates is based on the interest rate cap for such class, the related certificateholders will be entitled to receive Basis Risk Carry Forward Amounts as described under “Description of the Certificates—Distributions—Net Monthly Excess Cashflow Provisions” in this free writing prospectus.

Basis Risk Carry Forward Amounts for any class of certificates will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the “Basis Risk Reserve Fund”) to be held by the trustee on behalf of such certificateholders as a source for such Basic Risk Shortfall payments, or from and to the extent of funds on deposit in the Swap Account. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 to be made on or about the closing date and amounts payable to such reserve fund for distribution in respect of Basic Risk Shortfall payments as described under “Description of the Certificates—Distributions—Net Monthly Excess Cashflow Provisions” in this free writing prospectus.

Calculation of One-Month LIBOR

One-Month LIBOR for the initial interest accrual period is [________]% per annum. For each subsequent interest accrual period, on the second LIBOR business day preceding the commencement of such accrual period for the offered certificates, which date we refer to as an “interest determination date,” the trustee will determine One-Month LIBOR for such interest accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such rate does not appear on such other page as may replace that page on that service, or if such service is no longer offered, or if such rate does not appear on such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, then One-Month LIBOR for the applicable interest accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, then One-Month LIBOR for such interest accrual period will be the One-Month LIBOR rate applicable to the preceding interest accrual period.

The “Reference Bank Rate” with respect to any interest accrual period means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates for such interest accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, then the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates for such interest accrual period. As used in this section, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

•	with an established place of business in London,
•	which have been designated as such by the trustee, and
•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the trustee, and the trustee’s calculation of the rate of interest applicable to the classes of offered certificates for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

The Swap Administrator

LaSalle Bank National Association will be the Swap Administrator under the Swap Administration Agreement. The Swap Administrator will only be obligated to make payments to the trust under the Swap Administration Agreement to the extent that it receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that it receives the related funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of LaSalle Bank National Association as trustee will also result in the resignation or removal, as applicable, of LaSalle Bank National Association as the Swap Administrator.

The Interest Rate Swap Agreement

The trustee, for the benefit of the certificateholders, will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Bear Stearns Financial Products Inc. (the “Swap Provider”). On each distribution date following the distribution date in June 2006 and continuing through and including the distribution date in February 2011, subject to earlier termination as set forth below, pursuant to a swap administration agreement (the “Swap Administration Agreement”) between the trustee and LaSalle Bank National Association, as Swap Administrator, the Swap Administrator will distribute to the Swap Provider amounts, if any, received from the trust, and the Swap Administrator will deposit into an account (the “Swap Account”), certain amounts, if any, received from the Swap Provider. On each such distribution date, amounts on deposit in the Swap Account will be made to the trust in respect of certain Interest Carry Forward Amounts, Basis Risk Shortfall Carry Forward Amounts and amounts necessary to maintain or restore the applicable Overcollateralization Target Amount to the extent not covered by the related Excess Spread as described in this free writing prospectus. The Swap Account will not be an asset of any REMIC.

Under the Interest Rate Swap Agreement, on or before each such distribution date, the trust will be obligated to pay to the Swap Administrator for distribution to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.10% per annum, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360. On or before each such distribution date, the Swap Provider will be obligated to pay to the Swap Administrator for distribution to the trust a floating amount, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR on such distribution date as determined pursuant to the Interest Rate Swap Agreement, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement, and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each distribution date (a) by the Swap Administrator to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Swap Administrator, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the Swap Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount.

The notional amount with respect to the Interest Rate Swap Agreement and each applicable distribution date will be the related notional amount set forth below. The Interest Rate Swap Agreement will commence on the closing date and terminate in accordance with its terms immediately following the distribution date in February 2011, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

Month of Distribution Date	Notional Amount of Interest Rate Swap Agreement ($)
July 2006	204,201,466.82
August 2006	196,264,330.09
September 2006	188,635,094.20
October 2006	181,303,046.07
November 2006	174,255,373.22
December 2006	167,481,075.30
January 2007	160,971,559.65
February 2007	154,714,642.64
March 2007	148,700,519.10
April 2007	142,919,614.79
May 2007	137,362,955.77
June 2007	132,021,337.16
July 2007	126,888,472.61
August 2007	121,954,791.32
September 2007	117,212,517.78
October 2007	112,657,344.37
November 2007	36,244,684.11
December 2007	34,830,668.86
January 2008	33,471,670.64
February 2008	32,165,554.47
March 2008	30,910,201.06
April 2008	29,703,709.44
May 2008	28,544,183.00
June 2008	27,429,739.87

July 2008	26,358,690.00
August 2008	25,329,196.05
September 2008	24,339,801.14
October 2008	23,388,818.92
November 2008	22,474,632.52
December 2008	21,596,074.15
January 2009	20,751,759.04
February 2009	19,940,313.70
March 2009	12,435,155.34
April 2009	11,947,442.05
May 2009	11,478,793.17
June 2009	11,028,426.03
July 2009	10,595,669.09
August 2009	10,179,804.84
September 2009	9,780,206.63
October 2009	9,396,153.67
November 2009	9,027,128.89
December 2009	8,672,545.96
January 2010	8,331,841.30
February 2010	8,004,473.34
March 2010	7,688,803.14
April 2010	7,385,527.87
May 2010	7,094,162.46
June 2010	6,814,239.73
July 2010	6,545,113.60
August 2010	6,286,318.78
September 2010	6,037,706.42
October 2010	5,798,303.46
November 2010	5,567,775.74
December 2010	5,346,358.47
January 2011	5,133,693.23
February 2011	4,929,435.68

The respective obligations of the Swap Provider and the Swap Administrator to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below), or event that with the giving of notice or lapse of time or both would become a Swap Default, shall have occurred and be continuing on the related distribution date with respect to the Interest Rate Swap Agreement and (2) no “early termination date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver,”
•	“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and
•	“Merger without Assumption” (but only with respect to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law that make it unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),
•

“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•

“Tax Event Upon Merger” (solely with respect to the Swap Provider) (which generally relates to the Swap Provider receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement), which include if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). With respect to Termination Events and Additional Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the related Termination Event or Additional Termination Event, all as set forth in the Interest Rate Swap Agreement. In addition, the Swap Provider will have the right to designate an Early Termination Date upon (i) the delivery of notice indicating the intent of the depositor to exercise its option to terminate the trust fund in accordance with the pooling and servicing agreement, (ii) receipt by the certificateholders or the Swap Provider of a final distribution notice or (iii) receipt by the trustee, the certificateholders or the Swap Provider of any other notice of early termination of the pooling and servicing agreement or of a final distribution thereunder. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the Swap Administrator or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other party (regardless of which party has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement on the date of such Swap Early Termination, computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event (as defined below). The trust’s obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the certificateholders.

A “Swap Provider Trigger Event” shall mean: (i) the occurrence of an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), or (ii) the occurrence of a Termination Event or an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

If the Swap Provider’s credit ratings fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each of S&P and Moody’s has reconfirmed its respective rating of each certificate which was in effect immediately prior to such Swap Provider credit rating reduction and (y) certain other conditions are met, the Swap Provider will be required to either (1) obtain a substitute Swap Provider (with credit ratings at least equal to the specified levels) that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, or (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”).

Payments under the Interest Rate Swap Agreement

Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from Interest Funds before distributions to the certificateholders. On or before each distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider pursuant to the Swap Administration Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment (other than as a result of a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the certificateholders and will be paid by the trust to the Swap Administrator as set forth in the pooling and servicing agreement.

On or before each applicable distribution date, Net Swap Payments payable by the Swap Provider to the Swap Administrator will be deposited by the Swap Administrator into the Swap Account for the benefit of the certificateholders. On each such distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from the Swap Account to remit to the paying agent for distribution to the certificates in the following order of priority:

first, to the Class A Certificates to pay accrued interest and any Interest Carry Forward Amount on such certificates to the extent due to the allocation thereto of the interest portion of a Realized Loss with respect to the related mortgage loans, in each case to the extent not fully paid as described under “Description of the Certificates—Distributions—Interest Funds” above;

second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, to pay accrued interest on such certificates, in each case to the extent not fully paid as described under “Description of the Certificates—Distributions on the Certificates—Interest Funds” above, and any Interest Carry Forward Amount on such certificates to the extent due to the allocation thereto of the interest portion of a Realized Loss with respect to the related mortgage loans;

third, to pay, first to the Class A Certificates and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts on such certificates for such distribution date; and

fourth, to pay as principal to the Class A Certificates and Class M Certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the related Overcollateralization Target Amount as a result of related Realized Losses and to the extent not covered by Excess Spread, distributed in the same manner and priority as the Principal Distribution Amount and as described under “Description of the Certificates—Excess Spread and Overcollateralization Provisions” above.

Any amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

The Swap Provider and the Yield Maintenance Provider

Bear Stearns Financial Products Inc. (“BSFP”) will be the counterparty for the interest rate swap agreement and the yield maintenance agreement. BSFP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies Inc. BSFP maintains a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s. BSFP will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc., the sponsor, the master servicer and the depositor.

The Swap Provider and the Yield Maintenance Provider have not participated in the preparation of this free writing prospectus and have not reviewed and are not responsible for any information contained herein, other than the information contained in the immediately preceding paragraph.

The aggregate “significance percentage” of the Interest Rate Swap Agreement and the Yield Maintenance Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Interest Rate Swap Agreement and the Yield Maintenance Agreement, the Swap Provider and Yield Maintenance Agreement Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Interest Rate Swap Agreement and the Yield Maintenance Agreement is equal to or greater than 10%.

The Yield Maintenance Agreement

On the closing date, the trustee on behalf of the trust fund will enter into the yield maintenance agreement (the “Yield Maintenance Agreement”) with the yield maintenance provider and will establish an account (the “Yield Maintenance Account”), which will be an asset of the trust but not of any REMIC. On each distribution date through and including the distribution date in June 2006, the trustee will deposit into the Yield Maintenance Account any Yield Maintenance Payments received by it on such distribution date pursuant to the yield maintenance agreement. The yield maintenance agreement will be for the benefit of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates. The yield maintenance agreement has been structured to partially offset the adverse effects of the interest rate cap on the pass-through rates on each such class of certificates on a distribution date resulting from the mismatch between the One-Month LIBOR-based rate of interest payable on that class of certificates on such distribution date and the fixed rate of interest paid on the fixed rate mortgage loans (excluding hybrid mortgage loans during their fixed-rate period) during the related due period.

With respect to any distribution date through and including the distribution date in June 2006, the yield maintenance agreement will, if One-Month LIBOR calculated with respect to such distribution date is at least equal to the applicable Strike Price, provide for the payment to the trust of an amount (the “Yield Maintenance Payment”) equal to the result of multiplying (A) the actual number of days in the applicable interest accrual period divided by 360 by (B) the product of (i) the rate equal to the excess, if any, of (x) One-Month LIBOR calculated with respect to such distribution date over (y) the applicable Strike Price and (ii) an amount equal to the lesser of the stated principal balance of the fixed-rate mortgage loans (excluding the hybrid mortgage loans during their initial fixed-rate period) as of the close of business on the first day of the month immediately preceding the month in which the related distribution date occurs and the Projected Principal Balance for the applicable distribution date.

The “Strike Price” under the yield maintenance agreement is 4.68%.

The “Projected Principal Balance” for each applicable distribution date pursuant to the yield maintenance agreement is set forth on Schedule B to this free writing prospectus. These Projected Principal Balances have been calculated using a prepayment rate on the fixed-rate mortgage loans (excluding hybrid mortgage loans during their initial fixed-rate period) of approximately 37.50% CPR. There is no assurance that the mortgage loans will pay at that rate or at any other rate, or that the prepayment rate of the fixed-rate mortgage loans will be the same as that of all of the mortgage loans.

With respect to each distribution date on which a Yield Maintenance Payment is received under the yield maintenance agreement, the trustee will pay to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Interest Distribution Amount for each such class of certificates, to the extent that such Interest Distribution Amount was not paid out of Interest Funds on such distribution date to such classes of certificates.

In the event that the Yield Maintenance Payment received by the trustee under the yield maintenance agreement on a distribution date exceeds amounts required to pay the certificateholders on such distribution date as set forth above, that excess will constitute an “Excess Yield Maintenance Amount” and will be distributed on such distribution date in the manner set forth under “Description of the Certificates—Distributions—Net Monthly Excess Cashflow Provisions” in this free writing prospectus.

Reports To Certificateholders

On each distribution date, the trustee will make available to each certificateholder, the master servicer and the depositor a statement generally setting forth, among other information:

1.            the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

2.	the total cashflows received and the general sources thereof;

3.            the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.            the amount of the related distribution to holders of the Class A and Class M Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.            the amount of such distribution to holders of the Class A Certificates and Class M Certificates (by class) allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement and the Yield Maintenance Agreement and the amount of coverage remaining under either credit enhancement;

6.            the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the offered certificates (if any);

7.            the certificate principal balance of the Class A Certificates and Class M Certificates before and after giving effect to the distribution of principal and allocation of Allocated Realized Loss Amounts on such distribution date;

8.            the number and Stated Principal Balance of all the mortgage loans for the following distribution date, together with updated pool composition information;

9.            the Pass-Through Rate for each class of Class A Certificates and Class M Certificates for such distribution date and whether such rate was based on an interest rate cap;

10.          the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances as of the end of the Due Period, and the general source of funds for reimbursements;

11.          the number and aggregate Stated Principal Balance of the mortgage loans (A) delinquent, exclusive of mortgage loans in foreclosure, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, and (B) in foreclosure and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

12.          the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13.          with respect to any mortgage loan that was liquidated during the preceding calendar month, the aggregate Stated Principal Balance of, and Realized Loss on, such mortgage loans as of the end of the related Prepayment Period;

14.          information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the free writing prospectus, and whether the trigger was met;

15.          the total number and principal balance of any real estate owned, or REO, properties as of the close of business on the determination date preceding such distribution date;

16.	the cumulative Realized Losses through the end of the preceding month;

17.          the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans as of the last day of the related due period;

18.          material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

19.          material breaches of pool asset representation or warranties or transaction covenants, as reported to the trustee by the master servicer;

20.          the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider;

21.          information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals, if applicable; and

22.          any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets, if applicable.

The trustee will make the monthly distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the trustee’s internet website, initially located at www.etrustee.net. Assistance in using the trustee’s website service can be obtained by calling the trustee’s customer service desk at (312) 904-8162.

Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the trustee’s customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee, as applicable, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to the master servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The pooling and servicing agreement may be amended by the depositor, the master servicer, the sponsor and the trustee, without the consent of certificateholders,

•	to cure any ambiguity,
•	to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

•	to conform the terms of the pooling and servicing agreement to those of this free writing prospectus or the accompanying prospectus or
•	to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading, qualification or withdrawal of the ratings then respectively assigned by such rating agency to any class of certificates. The pooling and servicing agreement may also be amended without the consent of any of the certificateholders to change the manner in which the Master Servicer Collection Account is maintained, provided that any such change does not adversely affect the then-current rating of a rating agency on any class of certificates.

In addition, the pooling and servicing agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections or to avoid or minimize the risk of the imposition of any tax on any trust REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax. In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, the sponsor and the trustee, with the consent of the holders of a majority in interest of each class of certificates affected thereby, for the purpose of adding any provision to or changing in any manner or eliminating any provision of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

(a)	reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;
(b)	cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes; or
(c)

reduce the aforesaid percentage of aggregate outstanding principal balances of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement, that all requirements for amending the pooling and servicing agreement have been complied with, and that such amendment will not cause the trust fund’s REMIC elections to fail to qualify at any time that any certificates are outstanding or cause the imposition of a tax on any trust REMIC or certificateholder.

Voting Rights

As of any date of determination,

•	holders of the offered certificates will be allocated 95% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances,

•	holders of the Class B-IO Certificates will be allocated 3% of all voting rights, and
•	holders of each class of Class R Certificates will be allocated 1% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

Optional Termination

EMC Mortgage Corporation will have the right to purchase all remaining mortgage loans and REO properties, and thereby effect the early retirement of all of the certificates, on and after the first distribution date on which the stated principal balance of the mortgage loans and the appraised value of all REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans. We refer to the first such date as the “optional termination date.” In the event that EMC Mortgage Corporation exercises such option, it will effect such repurchase by depositing into the Distribution Account an amount equal to the sum of

•

100% of the stated principal balance of each mortgage loan, plus accrued interest thereon at the applicable mortgage rate (net of the master servicing fee, if EMC Mortgage Corporation is the master servicer, owed to the master servicer with respect to each such mortgage loan),

•	the appraised value of any REO property, up to the stated principal balance of the related mortgage loan,
•

any unreimbursed out-of-pocket costs and expenses of the trustee, the custodian and the master servicer, and any unreimbursed advances previously incurred by the master servicer in the performance of its master servicing obligations with respect to the mortgage loans, and

•	any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described in “Description of the Certificates—Distributions” in this free writing prospectus. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled upon such optional termination, in the event that the purchase price specified above is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan.

Transfer of Master Servicing

The master servicer may assign its rights and delegate its duties and obligations as master servicer under the pooling and servicing agreement upon a determination that its duties are no longer permissible under applicable law or if (i) the master servicer has proposed a successor master servicer reasonably satisfactory to the trustee; (ii) the successor master servicer is qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; and (iii) each rating agency shall have delivered to the trustee written confirmation that the appointment of such successor master servicer will not result in the qualification, reduction or withdrawal of the then-current ratings assigned by such rating agency to any of the offered certificates. Any such determination permitting the resignation of the master servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee. No resignation by the master servicer shall become effective until the trustee or a successor master servicer to such appointment shall have assumed the master servicer’s responsibilities, duties, liabilities and obligations hereunder. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

Optional Purchase of Defaulted Loans

As to any mortgage loan which as of the first business day of a Fiscal Quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid on such mortgage loan by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust and the trustee in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan; provided, that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase; and provided, further, that this limited purchase option, if not theretofore exercised, shall terminate on the earlier of the date on which such delinquency has been cured and the last business day of the Fiscal Quarter immediately following the date on which such mortgage loan became 91 days delinquent. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and such mortgage loan thereafter again becomes delinquent in payment by 91 days or more. In that event, the option shall again become exercisable on the first business day of the Fiscal Quarter immediately following the date on which the related mortgage loan again becomes at least 91 days delinquent.

For purposes of this free writing prospectus, “Fiscal Quarter” means December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

Events Of Default

Events of default under the pooling and servicing agreement include:

•

any failure by EMC, as master servicer, to deposit in the Master Servicer Collection Account the amounts required to be deposited therein, or any failure by the master servicer to remit to the trustee any payment, including an advance, required to be remitted to the trustee under the terms of the pooling and servicing agreement, which failure continues unremedied by 10:00 a.m., New York City time, on the applicable distribution date; or

•

any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements set forth in the pooling and servicing agreement, or any breach of a representation or warranty made by the master servicer in the pooling and servicing agreement, which failure or breach continues unremedied generally for 60 days after the giving of written notice of such failure (i) to the master servicer by either the trustee or the depositor, or (ii) to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•

any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or similar actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event Of Default

So long as an event of default under the pooling and servicing agreement remains unremedied, in the case of an event of default with respect to the master servicer, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than its rights (as applicable) as a certificateholder thereunder) and in and to the mortgage loans and the proceeds thereof, whereupon the trustee, or a successor master servicer appointed by the trustee, will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

No assurance can be given that the termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer in connection with the termination of the master servicer, the appointment of a successor master servicer and the transfer of servicing of the mortgage loans, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless (A) such holder previously has given to the trustee written notice of the continuation of an event of default and (B) the holders of certificates having not less than 25% of the voting rights evidenced by the certificates (i) have made written request to the trustee to institute such proceeding in its own name as trustee thereunder, (ii) have offered to the trustee reasonable indemnity with respect thereto and (iii) the trustee has neglected or refused to institute any such proceeding for 60 days following its receipt of such written request.

The Trustee

LaSalle Bank National Association (“LaSalle”) will be the trustee and custodian under the pooling and servicing agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since 1994, LaSalle has served as trustee on over 358 residential mortgage-backed security transactions involving assets similar to the mortgage loans. As of January 31, 2006, LaSalle's portfolio of residential mortgage-backed security transactions for which it serves as trustee numbered 281 with an outstanding certificate balance of approximately $82.7 billion. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603 Attention: Global Securities and Trust Services Group- Bear Stearns Asset Backed Securities I LLC, Series 2006-1 or at such other address as the trustee may designate from time to time.

Using information set forth in this free writing prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under “Distributions” and “Reports to Certificateholders” in this free writing prospectus. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the trustee or its property. Upon such resignation or removal of the trustee, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the trustee, the compensation of any successor trustee will be paid by the trust to the extent that such compensation exceeds the amount agreed to by the depositor and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the trustee, including:

1.            Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the pooling and servicing agreement, the trustee will examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

2.            On each distribution date, the trustee will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the pooling and servicing agreement.

If an event of default has occurred and has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the pooling and servicing agreement, using the same degree of care and skill in its exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

If an event of default will occur, the trustee will, by notice in writing to the master servicer, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the pooling and servicing agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the pooling and servicing agreement to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the pooling and servicing agreement. On and after the time the master servicer receives a notice of termination pursuant to the pooling and servicing agreement, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the pooling and servicing agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the pooling and servicing agreement; provided, however, pursuant to the pooling and servicing agreement, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act under the pooling and servicing agreement, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency, as the successor to the master servicer pursuant to the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the pooling and servicing agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the pooling and servicing agreement, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the pooling and servicing agreement), with like effect as if originally named as a party to the pooling and servicing agreement, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer under the pooling and servicing agreement. The trustee and such successor shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default under the pooling and servicing agreement by reason of any failure to make, or any delay in making, any distribution under the pooling and servicing agreement or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities under the pooling and servicing agreement, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the pooling and servicing agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided under the pooling and servicing agreement, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the pooling and servicing agreement concerning the trustee’s duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the pooling and servicing agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the pooling and servicing agreement and to the rating agencies.

The trustee will transmit by mail to all certificateholders, the Yield Maintenance Provider and the Swap Provider, within 60 days after the occurrence of any event of default, notice of each such event of default under the pooling and servicing agreement actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the pooling and servicing agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. LaSalle Bank National Association, as trustee and in its individual capacity, will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the pooling and servicing agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard in the event that an event of default has occurred and remains uncured.

The Custodian

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement. LaSalle provides custodial services on approximately 1,000 residential mortgage loan securitization transactions and currently maintains approximately 2.5 million custody files in its Elk Grove Village, Illinois and Irvine, California locations. LaSalle’s two vault locations can maintain approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral.

The trustee and EMC are parties to certain custodial agreements whereby the trustee, for consideration, provides custodial services to EMC for certain residential mortgage loans originated or purchased by it.

Pursuant to these custodial agreements, the trustee is currently providing custodial services for most of the mortgage loans to be sold by EMC to the depositor in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments on mortgage loans may differ among pools of mortgage loans at any time because of specific factors relating to mortgage loans in a particular pool, including, among other things, the age of such mortgage loans, the geographic locations of the properties securing such mortgage loans, the extent of the related mortgagors’ equity in such properties, and changes in the related mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments on mortgage loans may also be affected by whether such mortgage loans impose prepayment penalties. Approximately 57.04% of the mortgage loans, by cut-off date stated principal balance, contain a provision that was still in effect on the cut-off date and that provided for the payment by the related borrower of a prepayment charge on voluntary prepayments on the related mortgage loan typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by the master servicer, would typically discourage prepayments on such mortgage loans.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments on the mortgage loans is consistent with the expectations of investors who purchased such offered certificates. In general, the earlier the payment of principal on the mortgage loans the greater will be the effect on an investor’s yield to maturity on the related certificate. As a result, the effect, on an investor’s yield on the related certificate, of principal prepayments on the mortgage loans occurring at a rate higher or lower than the rate of such principal prepayments anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments on the mortgage loans.

Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of borrowers with respect to subprime mortgage loans may differ from that of borrowers with respect to prime mortgage loans, in that the prepayment rate may be influenced more by the rate of defaults and liquidations with respect to such loans than by voluntary refinancings of such loans. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the related borrower’s resources are stretched, thereby producing principal prepayments on such loans at a time when principal prepayments on the mortgage loans would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating over time, thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions on the mortgage loans to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment on the mortgage loans or the factors to be considered in connection with such determination.

The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and certain available Net Swap Payments and Excess Yield Maintenance Amounts applied in reduction of the certificate principal balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the certificate principal balances of the offered certificates will be influenced by, among other factors,

•

the overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the mortgage loans is accruing on an aggregate stated principal balance of the mortgage loans that is higher than the aggregate certificate principal balance of the offered certificates;

•	the delinquency and default experience of the mortgage loans; and
•

the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class B-IO Certificates and the residual certificates, in each case as provided in the pooling and servicing agreement, when the required overcollateralization level has been met.

To the extent that greater amounts of Excess Spread and Net Swap Payments are distributed in reduction of the certificate principal balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread or Net Swap Payments to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates—Distributions” and “Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The yields to maturity of the offered certificates, and in particular the subordinate certificates will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans. If an Allocated Realized Loss Amount is allocated to a class of certificates, then that class of certificates will thereafter accrue interest on a reduced certificate principal balance. Although the Allocated Realized Loss Amount so allocated may be recovered on future distribution dates, in the case of the Class A Certificates, to the extent Remaining Excess Spread and Excess Yield Maintenance Amounts or, in the case of the Class A and Class M Certificates, to the extent there is a Subsequent Recovery, there can be no assurance that those amounts will be available or fully sufficient to repay any Allocated Realized Loss Amount.

Prepayments and Yields of Offered Certificates

The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield on such certificate will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments and liquidations on, and purchases of, the mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments and liquidations on, and purchases of, the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield on such certificate and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments and liquidations on, and purchases of, such mortgage loans could result in an actual yield to such investor on such certificate that is lower than the anticipated yield on such certificate.

Certain of the mortgage loans are fixed rate mortgage loans or are hybrid mortgage loans in their fixed-rate period. In general, if prevailing interest rates fall significantly below the interest rates on the fixed rate mortgage loans or such hybrid mortgage loans during their fixed-rate period, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the fixed rate mortgage loans or such hybrid mortgage loans during their fixed-rate period, then these mortgage loans are likely to experience a lower prepayment rate than if prevailing interest rates remain at or below the interest rates on such mortgage loans.

Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the interest rate cap applicable to a class or classes of certificates.

Each class of certificates has the benefit of the Interest Rate Swap Agreement on each distribution date following the distribution date in June 2006 and through and including the distribution date in February 2011, as described in this free writing prospectus. If the Pass-Through Rate on a class of certificates is limited by its interest rate cap, no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any applicable Excess Spread is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts on the certificates. See “Description of the Certificates—Excess Spread and Overcollateralization Provisions” and “—The Interest Rate Swap Agreement.”

To the extent that the Pass-Through Rate on the Class A Certificates and Class M Certificates on a distribution date is limited by the applicable interest rate cap, the difference between (x) the interest amount payable to such class on such distribution date at the applicable Pass-Through Rate without regard to the related interest rate cap, and (y) the Current Interest payable to such class on such distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection for the certificates against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement on a distribution date are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Spread on such distribution date may be used. However, there can be no assurance that such Excess Spread will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the interest rate cap, there will be little or no excess interest. In the event of a decrease in One-Month LIBOR on a distribution date, the amount of related Excess Spread available on such distribution date to the Class A Certificates and Class M Certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) paid on such distribution date to the Swap Provider as described in this free writing prospectus. In addition, the interest rate cap and therefore the pass-through rate on the Class A Certificates and Class M Certificates may be reduced on a distribution date by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) to the Swap Provider as described in this free writing prospectus.

Each class of offered certificates has the benefit of the yield maintenance agreement. To the extent that the pass-through rate on a class of such certificates on a distribution date is limited by the applicable interest rate cap, the difference between (x) the interest amount that would have been payable to such class of certificates on such date at the applicable pass-through rate had the pass-through rate on such class of certificates on such date been calculated at One-Month LIBOR with respect to such date plus the applicable margin without regard to the related interest rate cap, and (y) the Interest Distribution Amount payable to such class of certificates on such date as a result of the application of such interest rate cap will create a Basis Risk Shortfall, to the extent such shortfall is not covered by Yield Maintenance Payments received on such date pursuant to the yield maintenance agreement and paid to such class of certificates. Such Basis Risk Shortfall with respect to such classes of certificates will be payable to the extent of available funds as described under “Description of the Certificates—Distributions—Net Monthly Excess Cashflow Provisions” in this free writing prospectus.

Yield Maintenance Payments made under the yield maintenance agreement on a distribution date are based on the lesser of the aggregate certificate principal balance of the applicable classes of certificates on such distribution date and an assumed certificate principal balance with respect to such classes of certificates on such date. Such assumed certificate principal balance is derived by assuming a prepayment rate on a pool of mortgage loans which approximates the fixed rate mortgage loans (excluding hybrid mortgage loans during their initial fixed-rate period) of approximately 37.50% CPR (which we describe below), and assuming that the depositor exercises its related clean-up call option on the applicable optional termination date and that no delinquencies or losses are incurred on the mortgage loans. Because Yield Maintenance Payments payable under the yield maintenance agreement on a distribution date are based on the stated principal balance of only the fixed-rate mortgage loans (excluding hybrid mortgage loans during their initial fixed-rate period) with respect to such distribution date and on One-Month LIBOR calculated with respect to such distribution date, the yield maintenance agreement does not address any mismatch between the indices used to calculate interest on the floating rate mortgage loans and on One-Month LIBOR calculated with respect to such date. In addition, the yield maintenance agreement does not provide for the payment of Yield Maintenance Payments on a distribution date unless One-Month LIBOR calculated with respect to such distribution date is at least equal to the applicable Strike Price with respect to such distribution date.

As a result of the termination of the yield maintenance agreement on the distribution date in June 2006, and depending on the level of prepayments on the mortgage loans and the priority of distributions on the certificates we describe herein, the yield maintenance agreement may terminate prior to payment in full of the certificates. There is no guarantee that the mortgage loans will prepay at any assumed rate, that the certificate principal balance of a class of certificates will be as assumed, or that One-Month LIBOR calculated with respect to a distribution date will equal or exceed the applicable Strike Price. As a result, we cannot assure you that Yield Maintenance Payments received under the yield maintenance agreement on a distribution date and allocated to a class of certificates will be sufficient to cover shortfalls in the payment of interest on such class of certificates which may be experienced on such distribution date as a result of the application of the applicable interest rate cap to the payment of interest on such distribution date to such class of certificates. Certain Excess Yield Maintenance Amounts will be available with respect to all classes of offered certificates as described under “Description of the Certificates—Distributions—Net Monthly Excess Cashflow Provisions” in this free writing prospectus.

The “last scheduled distribution date” for the offered certificates is the distribution date in February 2036. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments on the mortgage loans are likely to occur, and they will be applied to the early payment of the principal balances of the certificates,
•	Excess Spread will be applied as an accelerated payment of principal on the offered certificates, to the extent Excess Spread is available and to the extent described herein, and
•

EMC may purchase all of the mortgage loans when the outstanding aggregate stated principal balance of the mortgage loans and the appraised value of REO properties at the time of repurchase has declined to 10% or less of the cut-off date principal balance of the mortgage loans, and may purchase mortgage loans in certain other circumstances as described herein.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment (which we abbreviate as “CPR ”) each month relative to the then outstanding principal balance of a pool of mortgage loans (similar to the mortgage loans in the mortgage pool) for the life of such mortgage loans. For example, 30% CPR assumes a constant prepayment rate of 30% per annum.

There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown in the tables set forth below, or at any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of prevailing interest rates. Other factors affecting prepayment of mortgage loans include changes in the related borrowers’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, then the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, then the rate of prepayment would be expected to decrease.

The tables set forth below have been prepared on the basis of the following assumptions, which we refer to, collectively, as “modeling assumptions”:

•	the mortgage loans prepay at the indicated percentages of CPR;
•

distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in March 2006, in accordance with the payment priorities defined in this free writing prospectus; and no amounts are received by the trust from the interest rate swap agreement or any yield maintenance agreement;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the related mortgagors of principal and interest on the mortgage loans occur;
•

scheduled payments of principal and interest on the mortgage loans are assumed to be received on the first day of each month commencing in March 2006, and there are no shortfalls in the payment of interest on the mortgage loans;

•

prepayments of principal on a mortgage loan represent payment in full of outstanding principal for such mortgage loan, and are assumed to be received on the last day of each month, commencing in February 2006, and to include 30 days’ interest thereon;

•	the closing date for the certificates is February 28, 2006;

•	no prepayment charges or premiums are payable by a mortgagor in connection with any principal prepayment on a mortgage loan;
•	each index for the adjustable rate mortgage loans remains constant at the following levels:
Index	Rate
6-Month LIBOR	4.940%
1-Year CMT	4.600%
1-Year LIBOR	5.040%
1-Month LIBOR	4.600%

•

the mortgage rate on each adjustable rate mortgage loan that is not a hybrid mortgage loan during its fixed rate period will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

•

scheduled monthly payments of principal and interest on each adjustable rate mortgage loan (other than hybrid mortgage loans during their fixed-rate period) will be adjusted in the month set forth in the following table to equal a fully amortizing payment; provided that the amount of the monthly payment on a negative amortization mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a negative amortization mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan’s scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a negative amortization mortgage loan exceeds 115 % of the original principal balance on such mortgage loan due to deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity);

•

other than mortgage loans that are balloon loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

•	no Net Swap Payments or Swap Termination Payments are made;
•	except as indicated with respect to the weighted average lives, EMC does not exercise its right to purchase the assets of the trust fund on or after the optional termination date; and
•	the mortgage loans have the approximate characteristics described below:

Mortgage Loan Number	Current Balance ($)	Initial Monthly Payment ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Remaining Term of Maturity (in months)	Loan Type	Index	Gross Margin (%)	Months to Next Interest Rate Adjustment	Months Between Rate Adjustment	Next Payment Adjustment Period (months)	Months Between Payment Adjustment	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Minimum Rate (%)	Gross Maximum rate (%)	Remaining Interest Only Term (in months)	Periodic Payment Cap (%)	Maximum Negative Amortization Percentage (%)
1	2,127,771.14	N/A	6.6144290368	6.0994290368	480	475	355	Adjustable	6 Month LIBOR	5.9900000000	19	6	20	6	3.0000000000	2.0000000000	6.6144290368	13.6144290368	N/A	N/A	N/A
2	12,397,577.99	N/A	7.1130125179	6.5980125179	480	475	355	Adjustable	6 Month LIBOR	6.1268458989	19	6	20	6	3.0000000000	2.0000000000	7.1130125179	14.1130125179	N/A	N/A	N/A
3	1,098,941.99	N/A	8.2880358547	7.7730358547	480	472	352	Adjustable	6 Month LIBOR	6.2899873921	19	6	20	6	3.0000000000	2.0000000000	8.2880358547	15.2880358547	N/A	N/A	N/A
4	2,029,835.92	N/A	7.2057190427	6.6907190427	480	475	355	Adjustable	6 Month LIBOR	5.5407200888	19	6	20	6	3.0000000000	2.0000000000	7.2057190427	14.2057190427	N/A	N/A	N/A
5	237,974.37	N/A	6.9222697963	6.4072697963	360	347	N/A	Adjustable	1 Month LIBOR	2.6890791853	1	1	2	1	NONCAPPED	NONCAPPED	4.2017126676	12.0000000000	107	N/A	N/A
6	84,954.32	N/A	7.1250000000	6.6100000000	360	342	N/A	Adjustable	1 Month LIBOR	2.7500000000	1	1	2	1	NONCAPPED	NONCAPPED	2.7500000000	16.1250000000	102	N/A	N/A
7	101,255.07	N/A	7.5500000000	7.0350000000	360	342	N/A	Adjustable	1 Year Treasury	6.1000000000	6	12	7	12	3.0000000000	1.0000000000	7.5500000000	13.5500000000	N/A	N/A	N/A
8	122,955.69	N/A	7.5000000000	6.9850000000	360	314	N/A	Adjustable	1 Year Treasury	4.7500000000	14	12	15	12	3.0000000000	2.0000000000	4.7500000000	13.5000000000	N/A	N/A	N/A
9	87,515.19	N/A	6.7500000000	6.2350000000	360	308	N/A	Adjustable	1 Year Treasury	2.7500000000	8	12	9	12	1.0000000000	1.0000000000	2.7500000000	10.7500000000	N/A	N/A	N/A
10	514,260.64	N/A	6.1250000000	5.6100000000	233	232	N/A	Adjustable	1 Year Treasury	2.7500000000	11	12	12	12	2.0000000000	2.0000000000	2.7500000000	12.1250000000	N/A	N/A	N/A
11	384,613.36	N/A	6.0500000000	5.5350000000	360	353	N/A	Adjustable	6 Month LIBOR	2.8750000000	5	6	6	6	1.0000000000	1.0000000000	5.0500000000	11.0500000000	113	N/A	N/A
12	107,936.84	N/A	8.1250000000	7.6100000000	360	356	N/A	Adjustable	6 Month LIBOR	5.0000000000	20	6	21	6	3.0000000000	1.0000000000	8.1250000000	14.1250000000	116	N/A	N/A
13	138,546.00	N/A	7.5000000000	6.9850000000	360	355	N/A	Adjustable	6 Month LIBOR	2.8750000000	1	6	2	6	1.0000000000	1.0000000000	7.5000000000	13.5000000000	115	N/A	N/A
14	171,694.62	N/A	6.7500000000	6.2350000000	360	314	N/A	Adjustable	6 Month LIBOR	2.7500000000	2	6	3	6	1.0000000000	1.0000000000	2.7500000000	11.0000000000	74	N/A	N/A
15	345,701.46	N/A	5.3437017665	4.8287017665	360	343	N/A	Adjustable	6 Month LIBOR	2.0660097371	1	6	2	6	1.0000000000	1.0000000000	2.0660097371	15.6667309779	103	N/A	N/A
16	121,120.00	N/A	8.8800000000	8.3650000000	360	358	N/A	Adjustable	6 Month LIBOR	5.5000000000	22	6	23	6	3.0000000000	1.0000000000	5.5000000000	14.8800000000	118	N/A	N/A
17	5,511,388.57	N/A	7.2194145930	6.7044145930	360	354	N/A	Adjustable	6 Month LIBOR	5.9900000000	17	6	18	6	2.2208951074	2.0000000000	7.2194145930	14.2194145930	18	N/A	N/A
18	1,310,607.98	N/A	6.7371967575	6.2221967575	360	350	N/A	Adjustable	6 Month LIBOR	5.8764080850	14	6	15	6	2.5090446496	1.7229087679	6.8132225381	13.5930102515	14	N/A	N/A
19	147,956.23	N/A	8.0000000000	7.4850000000	360	354	N/A	Adjustable	6 Month LIBOR	6.5000000000	18	6	19	6	3.0000000000	1.0000000000	6.5000000000	14.0000000000	18	N/A	N/A
20	20,832,779.99	N/A	6.7619085417	6.2469085417	360	355	N/A	Adjustable	6 Month LIBOR	6.0614610105	18	6	19	6	2.2293092906	2.0000000000	6.7517245913	13.7619085417	19	N/A	N/A
21	219,200.00	N/A	6.2500000000	5.7350000000	360	352	N/A	Adjustable	6 Month LIBOR	6.0000000000	16	6	17	6	1.5000000000	1.5000000000	6.2500000000	13.2500000000	16	N/A	N/A
22	3,318,427.14	N/A	7.0461536005	6.5311536005	360	355	N/A	Adjustable	6 Month LIBOR	5.9900000000	19	6	20	6	2.2619930959	2.0000000000	7.0461536005	14.0461536005	19	N/A	N/A
23	102,320.00	N/A	8.0000000000	7.4850000000	360	355	N/A	Adjustable	6 Month LIBOR	5.5000000000	19	6	20	6	5.5000000000	1.0000000000	5.5000000000	14.0000000000	19	N/A	N/A
24	1,730,775.00	N/A	8.4649258280	7.9499258280	360	357	N/A	Adjustable	6 Month LIBOR	6.5000000000	21	6	22	6	3.0000000000	1.0000000000	8.4649258280	14.4649258280	21	N/A	N/A
25	12,085,103.13	N/A	7.2974629747	6.7824629747	360	354	N/A	Adjustable	6 Month LIBOR	5.9962736411	18	6	19	6	2.2488352782	2.0000000000	7.2974629747	14.2974629747	18	N/A	N/A
26	196,000.00	N/A	7.8750000000	7.3600000000	360	357	N/A	Adjustable	6 Month LIBOR	6.5000000000	21	6	22	6	3.0000000000	1.0000000000	7.8750000000	13.8750000000	21	N/A	N/A
27	351,500.00	N/A	7.9900000000	7.4750000000	360	353	N/A	Adjustable	6 Month LIBOR	5.9900000000	5	6	6	6	2.0000000000	2.0000000000	7.9900000000	14.9900000000	29	N/A	N/A
28	191,598.38	N/A	6.4900000000	5.9750000000	360	355	N/A	Adjustable	6 Month LIBOR	5.9900000000	19	6	20	6	2.0000000000	2.0000000000	6.4900000000	13.4900000000	31	N/A	N/A
29	646,910.92	N/A	7.5222690506	7.0072690506	360	352	N/A	Adjustable	6 Month LIBOR	6.8616209663	16	6	17	6	3.0000000000	1.0000000000	7.5222690506	13.5222690506	52	N/A	N/A

30	1,342,114.90	N/A	7.7237556702	7.2087556702	360	356	N/A	Adjustable	6 Month LIBOR	6.7874666498	20	6	21	6	2.6172198744	1.0000000000	7.5323656074	14.1065357958	56	N/A	N/A

Mortgage Loan Number	Current Balance ($)	Initial Monthly Payment ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Remaining Term of Maturity (in months)	Loan Type	Index	Gross Margin (%)	Months to Next Interest Rate Adjustment	Months Between Rate Adjustment	Next Payment Adjustment Period (months)	Months Between Payment Adjustment	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Minimum Rate (%)	Gross Maximum rate (%)	Remaining Interest Only Term (in months)	Periodic Payment Cap (%)	Maximum Negative Amortization Percentage (%)
31	1,694,050.00	N/A	7.5454104070	7.0304104070	360	356	N/A	Adjustable	6 Month LIBOR	6.2262926124	20	6	21	6	3.0000000000	1.4412207432	7.5454104070	14.4278518934	56	N/A	N/A
32	1,337,550.00	N/A	7.1196960861	6.6046960861	360	355	N/A	Adjustable	6 Month LIBOR	6.2023382303	19	6	20	6	3.0000000000	1.4471795447	7.1196960861	14.0140551755	55	N/A	N/A
33	854,048.57	N/A	6.4441642675	5.9291642675	360	353	N/A	Adjustable	6 Month LIBOR	5.7058017778	17	6	18	6	3.0000000000	1.0000000000	6.4441642675	13.4441642675	53	N/A	N/A
34	432,242.00	N/A	7.7313663411	7.2163663411	360	356	N/A	Adjustable	6 Month LIBOR	6.4677264125	20	6	21	6	3.0000000000	1.0000000000	7.4731776412	13.7313663411	56	N/A	N/A
35	1,811,678.06	N/A	7.7018753249	7.1868753249	360	355	N/A	Adjustable	6 Month LIBOR	6.5293833646	19	6	20	6	3.0000000000	1.0000000000	6.9712091380	14.2985497694	55	N/A	N/A
36	310,000.00	N/A	9.8500000000	9.3350000000	360	359	N/A	Adjustable	6 Month LIBOR	5.9900000000	23	6	24	6	3.0000000000	1.5000000000	9.8500000000	16.8500000000	59	N/A	N/A
37	113,100.50	N/A	7.9300000000	7.4150000000	360	342	N/A	Adjustable	6 Month LIBOR	5.5000000000	6	6	7	6	3.0000000000	3.0000000000	7.9300000000	13.9300000000	N/A	N/A	N/A
38	6,579,107.49	N/A	7.9606307748	7.4456307748	360	354	N/A	Adjustable	6 Month LIBOR	6.0109292668	15	6	16	6	2.7473351116	1.8237165981	7.9246468507	14.9106798171	N/A	N/A	N/A
39	98,239.15	N/A	7.7500000000	7.2350000000	360	356	N/A	Adjustable	6 Month LIBOR	4.9900000000	20	6	21	6	2.0000000000	1.0000000000	7.7500000000	13.7500000000	N/A	N/A	N/A
40	10,217,847.41	N/A	8.2599852657	7.7449852657	360	344	N/A	Adjustable	6 Month LIBOR	5.6718380732	9	6	10	6	2.9324348953	1.1742378613	7.0612992798	14.0283000667	N/A	N/A	N/A
41	23,913,892.64	N/A	7.8290002933	7.3140002933	360	354	N/A	Adjustable	6 Month LIBOR	6.3619776087	18	6	19	6	2.9813729926	1.8630042382	7.6663960029	14.7004449081	N/A	N/A	N/A
42	1,521,239.24	N/A	8.5511805733	8.0361805733	360	352	N/A	Adjustable	6 Month LIBOR	6.8356449456	16	6	17	6	2.6540022988	1.0354011543	8.3282055665	14.5865817276	N/A	N/A	N/A
43	610,026.20	N/A	7.8160611307	7.3010611307	480	476	N/A	Adjustable	6 Month LIBOR	5.8750000000	20	6	21	6	3.0000000000	1.0000000000	5.8750000000	13.8160611307	N/A	N/A	N/A
44	632,432.21	N/A	8.3601918800	7.8451918800	360	336	N/A	Adjustable	6 Month LIBOR	6.2328378693	11	6	12	6	2.6456621335	1.0000000000	8.1342181843	14.4510147367	N/A	N/A	N/A
45	2,141,389.77	N/A	7.5857863071	7.0707863071	360	352	N/A	Adjustable	6 Month LIBOR	6.2240471145	15	6	16	6	2.7401246481	1.6845937020	7.2638696950	14.2580609487	N/A	N/A	N/A
46	556,909.97	N/A	7.8048095224	7.2898095224	360	355	N/A	Adjustable	6 Month LIBOR	6.6007400862	19	6	20	6	3.0000000000	1.2889248508	7.5805510664	14.3826592241	N/A	N/A	N/A
47	51,675.34	N/A	10.0000000000	9.4850000000	180	87	N/A	Adjustable	6 Month LIBOR	7.3750000000	2	6	3	6	1.0000000000	1.0000000000	7.3750000000	16.6700000000	N/A	N/A	N/A
48	9,349,259.66	N/A	8.9418753515	8.4268753515	357	329	N/A	Adjustable	6 Month LIBOR	5.5498830170	6	6	7	6	2.8020684239	1.0199643765	7.4978385255	14.1897447874	N/A	N/A	N/A
49	26,900,138.10	N/A	7.9021639318	7.3871639318	360	354	N/A	Adjustable	6 Month LIBOR	5.8569433719	18	6	19	6	2.9518542855	1.8654909287	7.7957027644	14.8145763805	N/A	N/A	N/A
50	827,595.78	N/A	9.7273338298	9.2123338298	347	306	N/A	Adjustable	6 Month LIBOR	6.4797119297	11	6	12	6	2.6191842593	1.1712993752	9.1004300844	15.4270122415	N/A	N/A	N/A
51	222,963.17	N/A	9.6500000000	9.1350000000	480	477	N/A	Adjustable	6 Month LIBOR	5.8750000000	21	6	22	6	3.0000000000	1.0000000000	5.8750000000	15.6500000000	N/A	N/A	N/A
52	184,400.00	N/A	5.5000000000	4.9850000000	360	355	N/A	Adjustable	1 Year LIBOR	2.2500000000	55	12	56	12	2.0000000000	2.0000000000	2.2500000000	10.5000000000	55	N/A	N/A
53	510,000.00	N/A	6.0000000000	5.4850000000	360	356	N/A	Adjustable	1 Year LIBOR	2.2500000000	56	12	57	12	5.0000000000	2.0000000000	2.2500000000	12.0000000000	56	N/A	N/A
54	405,000.00	N/A	11.1250000000	10.6100000000	360	352	N/A	Adjustable	1 Year Treasury	4.0000000000	28	12	29	12	3.0000000000	2.0000000000	4.0000000000	17.1250000000	28	N/A	N/A
55	200,000.00	N/A	6.8750000000	6.3600000000	360	359	N/A	Adjustable	6 Month LIBOR	2.6250000000	59	6	60	6	5.0000000000	1.0000000000	2.6250000000	11.8750000000	119	N/A	N/A
56	161,432.00	N/A	7.3750000000	6.8600000000	360	355	N/A	Adjustable	6 Month LIBOR	6.3750000000	55	6	56	6	3.0000000000	1.0000000000	7.3750000000	13.3750000000	19	N/A	N/A
57	2,641,460.41	N/A	6.9680384364	6.4530384364	360	355	N/A	Adjustable	6 Month LIBOR	5.9900000000	31	6	32	6	2.3500904259	2.0000000000	6.9680384364	13.9680384364	31	N/A	N/A
58	346,146.71	N/A	5.7503513575	5.2353513575	360	355	N/A	Adjustable	6 Month LIBOR	2.2500000000	31	6	32	6	3.0000000000	1.0000000000	2.2500000000	10.7503513575	31	N/A	N/A
59	483,348.00	N/A	8.3381497389	7.8231497389	360	358	N/A	Adjustable	6 Month LIBOR	6.3930542797	34	6	35	6	3.0000000000	1.0000000000	8.3381497389	14.3381497389	34	N/A	N/A

Mortgage Loan Number	Current Balance ($)	Initial Monthly Payment ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Remaining Term of Maturity (in months)	Loan Type	Index	Gross Margin (%)	Months to Next Interest Rate Adjustment	Months Between Rate Adjustment	Next Payment Adjustment Period (months)	Months Between Payment Adjustment	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Minimum Rate (%)	Gross Maximum rate (%)	Remaining Interest Only Term (in months)	Periodic Payment Cap (%)	Maximum Negative Amortization Percentage (%)
60	1,563,000.00	N/A	7.1012699936	6.5862699936	360	355	N/A	Adjustable	6 Month LIBOR	5.7741330774	31	6	32	6	2.2827895074	2.0000000000	7.1012699936	14.1012699936	31	N/A	N/A
61	151,200.00	N/A	6.5000000000	5.9850000000	360	353	N/A	Adjustable	6 Month LIBOR	5.5500000000	53	6	54	6	5.0000000000	3.0000000000	6.5000000000	13.5000000000	53	N/A	N/A
62	4,478,477.10	N/A	6.9748009566	6.4598009566	360	357	N/A	Adjustable	6 Month LIBOR	2.8661534046	57	6	58	6	5.0000000000	1.0000000000	3.1341016319	11.9748009566	57	N/A	N/A
63	476,020.70	N/A	5.9796394831	5.4646394831	360	346	N/A	Adjustable	6 Month LIBOR	2.2500000000	46	6	47	6	2.2444828135	1.3025078531	2.2500000000	11.4506269633	46	N/A	N/A
64	2,863,240.83	N/A	6.9308574497	6.4158574497	360	355	N/A	Adjustable	6 Month LIBOR	2.7169508542	55	6	56	6	3.0340317234	1.0000000000	3.1116085400	11.9308574497	55	N/A	N/A
65	314,450.00	N/A	7.6250000000	7.1100000000	360	357	N/A	Adjustable	6 Month LIBOR	7.6250000000	33	6	34	6	3.0000000000	1.0000000000	7.6250000000	13.6250000000	57	N/A	N/A
66	508,701.67	N/A	7.1639951025	6.6489951025	360	355	N/A	Adjustable	6 Month LIBOR	2.7284987756	79	6	80	6	1.6880391802	1.0000000000	2.7284987756	12.9919853074	79	N/A	N/A
67	144,381.78	N/A	5.8750000000	5.3600000000	360	356	N/A	Adjustable	6 Month LIBOR	2.2500000000	80	6	81	6	1.0000000000	1.0000000000	2.2500000000	10.8750000000	80	N/A	N/A
68	183,764.53	N/A	8.2500000000	7.7350000000	360	358	N/A	Adjustable	6 Month LIBOR	6.2500000000	34	6	35	6	3.0000000000	1.0000000000	8.2500000000	14.2500000000	N/A	N/A	N/A
69	186,848.80	N/A	6.7500000000	6.2350000000	360	356	N/A	Adjustable	6 Month LIBOR	5.7500000000	56	6	57	6	3.0000000000	1.0000000000	5.7500000000	12.7500000000	N/A	N/A	N/A
70	687,666.25	N/A	7.5691642053	7.0541642053	360	356	N/A	Adjustable	6 Month LIBOR	6.7802865329	52	6	53	6	2.1690103593	1.8309896407	7.5691642053	13.7381745646	N/A	N/A	N/A
71	2,774,445.50	N/A	7.8213200579	7.3063200579	360	355	N/A	Adjustable	6 Month LIBOR	6.4109645589	39	6	40	6	3.6064522911	1.8680664010	7.7622285061	14.6893864589	N/A	N/A	N/A
72	2,405,434.42	N/A	5.5119032928	4.9969032928	360	334	N/A	Adjustable	6 Month LIBOR	3.3986583075	35	6	36	6	2.2126055052	1.7177537436	3.4951384796	10.9356527127	N/A	N/A	N/A
73	6,126,845.57	N/A	7.6323763478	7.1173763478	360	355	N/A	Adjustable	6 Month LIBOR	5.9882102377	31	6	32	6	2.9567767480	1.7962092000	7.6323763478	14.4285855478	N/A	N/A	N/A
74	237,497.80	N/A	8.6463275028	8.1313275028	360	357	N/A	Adjustable	6 Month LIBOR	5.2353673777	51	6	52	6	3.5141240045	1.0000000000	8.6463275028	14.6463275028	N/A	N/A	N/A
75	579,675.11	1,950.52	7.1250000000	6.6100000000	360	350	N/A	Adjustable	1 Year Treasury	3.4500000000	1	1	3	12	NONCAPPED	NONCAPPED	3.4500000000	9.9500000000	N/A	7.500	115.00
76	598,877.73	2,293.82	6.5000000000	5.9850000000	360	347	N/A	Adjustable	1 Year Treasury	2.8500000000	1	1	12	12	NONCAPPED	NONCAPPED	2.8500000000	9.9500000000	N/A	7.500	115.00
77	373,694.79	1,196.50	6.6250000000	6.1100000000	360	354	N/A	Adjustable	1 Year Treasury	2.9500000000	1	1	7	12	NONCAPPED	NONCAPPED	2.9500000000	9.9500000000	N/A	7.500	115.00
78	651,228.48	2,084.22	6.7500000000	6.2350000000	360	354	N/A	Adjustable	1 Year Treasury	3.1500000000	1	1	7	12	NONCAPPED	NONCAPPED	3.1500000000	9.9500000000	N/A	7.500	115.00
79	489,364.79	1,653.38	6.7500000000	6.2350000000	360	352	N/A	Adjustable	1 Year Treasury	3.1500000000	1	1	5	12	NONCAPPED	NONCAPPED	3.1500000000	9.9500000000	N/A	7.500	115.00
80	426,149.58	1,717.06	7.8750000000	7.3600000000	360	354	N/A	Adjustable	1 Month LIBOR	3.3750000000	1	1	7	12	NONCAPPED	NONCAPPED	3.3750000000	9.9500000000	N/A	7.500	115.00
81	1,978,388.60	N/A	7.4328679534	6.9178679534	353	347	N/A	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
82	833,271.83	N/A	7.2973998080	6.7823998080	360	343	N/A	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
83	16,162,820.95	N/A	7.0624497915	6.5474497915	346	340	N/A	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
84	384,556.39	N/A	6.9269877702	6.4119877702	252	223	N/A	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
85	91,946.92	N/A	6.2500000000	5.7350000000	360	356	N/A	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
86	21,196,462.71	N/A	7.4906621407	6.9756621407	342	314	N/A	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
87	188,764.99	N/A	7.7500000000	7.2350000000	480	476	N/A	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
88	159,790.47	N/A	7.8757642211	7.3607642211	360	339	159	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
89	202,495.42	N/A	6.4532973573	5.9382973573	360	327	147	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
90	697,465.36	N/A	7.1073134661	6.5923134661	356	316	140	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
91	250,869.40	N/A	7.5000000000	6.9850000000	360	352	N/A	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	112	N/A	N/A
92	60,800.00	N/A	6.6000000000	6.0850000000	360	348	N/A	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	108	N/A	N/A
93	1,040,750.00	N/A	7.3356233485	6.8206233485	360	355	N/A	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	115	N/A	N/A
94	3,679,299.81	N/A	6.2993026091	5.7843026091	360	355	N/A	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	55	N/A	N/A
95	340,000.00	N/A	6.1250000000	5.6100000000	360	354	N/A	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	54	N/A	N/A
96	750,000.00	N/A	6.1250000000	5.6100000000	360	354	N/A	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	54	N/A	N/A
97	1,262,171.41	N/A	5.9668221675	5.4518221675	360	354	N/A	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	54	N/A	N/A

While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee or the custodian as its agent and characteristics of the mortgage loans assumed in preparing the tables set forth below. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables set forth below, the certificates may mature earlier or later than indicated by such tables.

Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in February of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

	Class A
	CPR Percentage
Distribution Date in:	0.00%	10.00%	20.00%	30.00%	40.00%	50.00%	60.00%
Initial Percentage	100	100	100	100	100	100	100
February 2007	99	85	71	57	43	29	15
February 2008	98	72	48	28	10	0	0
February 2009	97	60	30	7	0	0	0
February 2010	96	49	24	7	0	0	0
February 2011	95	40	19	7	0	0	0
February 2012	94	31	15	7	0	0	0
February 2013	92	27	12	5	0	0	0
February 2014	91	24	9	3	0	0	0
February 2015	89	21	7	2	0	0	0
February 2016	87	19	6	2	0	0	0
February 2017	84	17	5	1	0	0	0
February 2018	81	15	4	1	0	0	0
February 2019	78	13	3	*	0	0	0
February 2020	75	11	2	*	0	0	0
February 2021	72	10	2	0	0	0	0
February 2022	68	9	1	0	0	0	0
February 2023	64	7	1	0	0	0	0
February 2024	60	6	1	0	0	0	0
February 2025	55	5	1	0	0	0	0
February 2026	49	5	*	0	0	0	0
February 2027	43	4	*	0	0	0	0
February 2028	37	3	0	0	0	0	0
February 2029	30	3	0	0	0	0	0
February 2030	26	2	0	0	0	0	0
February 2031	22	2	0	0	0	0	0
February 2032	18	1	0	0	0	0	0
February 2033	14	1	0	0	0	0	0
February 2034	10	*	0	0	0	0	0
February 2035	5	0	0	0	0	0	0
February 2036	0	0	0	0	0	0	0
Weighted Average Life in Years (to Maturity) (1)	18.84	5.93	3.11	1.76	0.99	0.74	0.57
Weighted Average Life in Years (to Call) (1) (2)	18.81	5.67	2.89	1.61	0.99	0.74	0.57

_____________

(1)

The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)	To the optional termination date.
*	Indicates a number that is greater than zero but less than 0.5%.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

	Class M-1
	CPR Percentage
Distribution Date in:	0.00%	10.00%	20.00%	30.00%	40.00%	50.00%	60.00%
Initial Percentage	100	100	100	100	100	100	100
February 2007	100	100	100	100	100	100	100
February 2008	100	100	100	100	100	48	0
February 2009	100	100	100	100	3	0	0
February 2010	100	100	80	100	3	0	0
February 2011	100	100	63	58	3	0	0
February 2012	100	100	50	22	3	0	0
February 2013	100	90	40	16	3	0	0
February 2014	100	80	31	11	3	0	0
February 2015	100	71	25	7	3	0	0
February 2016	100	63	19	5	1	0	0
February 2017	100	56	15	4	0	0	0
February 2018	100	49	12	2	0	0	0
February 2019	100	43	9	0	0	0	0
February 2020	100	38	7	0	0	0	0
February 2021	100	33	6	0	0	0	0
February 2022	100	29	4	0	0	0	0
February 2023	100	25	3	0	0	0	0
February 2024	100	21	3	0	0	0	0
February 2025	100	18	1	0	0	0	0
February 2026	100	16	0	0	0	0	0
February 2027	100	13	0	0	0	0	0
February 2028	100	11	0	0	0	0	0
February 2029	99	9	0	0	0	0	0
February 2030	88	7	0	0	0	0	0
February 2031	75	5	0	0	0	0	0
February 2032	61	4	0	0	0	0	0
February 2033	47	3	0	0	0	0	0
February 2034	33	0	0	0	0	0	0
February 2035	18	0	0	0	0	0	0
February 2036	0	0	0	0	0	0	0
Weighted Average Life in Years (to Maturity) (1)	26.73	13.36	7.20	5.78	2.95	2.02	1.54
Weighted Average Life in Years (to Call) (1) (2)	26.63	12.50	6.48	5.29	2.78	2.02	1.54

_____________

(1)

The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)	To the optional termination date.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

	Class M-2
	CPR Percentage
Distribution Date in:	0.00%	10.00%	20.00%	30.00%	40.00%	50.00%	60.00%
Initial Percentage	100	100	100	100	100	100	100
February 2007	100	100	100	100	100	100	100
February 2008	100	100	100	100	100	100	0
February 2009	100	100	100	100	100	0	0
February 2010	100	100	80	85	100	0	0
February 2011	100	100	63	32	100	0	0
February 2012	100	100	50	22	100	0	0
February 2013	100	90	40	16	61	0	0
February 2014	100	80	31	11	31	0	0
February 2015	100	71	25	7	7	0	0
February 2016	100	63	19	5	0	0	0
February 2017	100	56	15	4	0	0	0
February 2018	100	49	12	*	0	0	0
February 2019	100	43	9	0	0	0	0
February 2020	100	38	7	0	0	0	0
February 2021	100	33	6	0	0	0	0
February 2022	100	29	4	0	0	0	0
February 2023	100	25	3	0	0	0	0
February 2024	100	21	2	0	0	0	0
February 2025	100	18	0	0	0	0	0
February 2026	100	16	0	0	0	0	0
February 2027	100	13	0	0	0	0	0
February 2028	100	11	0	0	0	0	0
February 2029	99	9	0	0	0	0	0
February 2030	88	7	0	0	0	0	0
February 2031	75	5	0	0	0	0	0
February 2032	61	4	0	0	0	0	0
February 2033	47	3	0	0	0	0	0
February 2034	33	0	0	0	0	0	0
February 2035	18	0	0	0	0	0	0
February 2036	0	0	0	0	0	0	0
Weighted Average Life in Years (to Maturity) (1)	26.73	13.35	7.18	5.26	7.51	2.35	1.78
Weighted Average Life in Years (to Call) (1) (2)	26.63	12.50	6.48	4.78	4.49	2.35	1.78

_____________

(1)

The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)	To the optional termination date.
*	Indicates a number that is greater than zero but less than 0.5%.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

	Class M-3
	CPR Percentage
Distribution Date in:	0.00%	10.00%	20.00%	30.00%	40.00%	50.00%	60.00%
Initial Percentage	100	100	100	100	100	100	100
February 2007	100	100	100	100	100	100	100
February 2008	100	100	100	100	100	100	0
February 2009	100	100	100	100	100	0	0
February 2010	100	100	80	47	100	0	0
February 2011	100	100	63	32	100	0	0
February 2012	100	100	50	22	20	0	0
February 2013	100	90	40	16	5	0	0
February 2014	100	80	31	11	3	0	0
February 2015	100	71	25	7	0	0	0
February 2016	100	63	19	5	0	0	0
February 2017	100	56	15	4	0	0	0
February 2018	100	49	12	0	0	0	0
February 2019	100	43	9	0	0	0	0
February 2020	100	38	7	0	0	0	0
February 2021	100	33	6	0	0	0	0
February 2022	100	29	4	0	0	0	0
February 2023	100	25	3	0	0	0	0
February 2024	100	21	0	0	0	0	0
February 2025	100	18	0	0	0	0	0
February 2026	100	16	0	0	0	0	0
February 2027	100	13	0	0	0	0	0
February 2028	100	11	0	0	0	0	0
February 2029	99	9	0	0	0	0	0
February 2030	88	7	0	0	0	0	0
February 2031	75	5	0	0	0	0	0
February 2032	61	4	0	0	0	0	0
February 2033	47	1	0	0	0	0	0
February 2034	33	0	0	0	0	0	0
February 2035	18	0	0	0	0	0	0
February 2036	0	0	0	0	0	0	0
Weighted Average Life in Years (to Maturity) (1)	26.73	13.35	7.17	5.14	5.79	2.51	1.92
Weighted Average Life in Years (to Call) (1) (2)	26.63	12.50	6.48	4.67	4.49	2.51	1.92

_____________

(1)

The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)	To the optional termination date.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

	Class M-4
	CPR Percentage
Distribution Date in:	0.00%	10.00%	20.00%	30.00%	40.00%	50.00%	60.00%
Initial Percentage	100	100	100	100	100	100	100
February 2007	100	100	100	100	100	100	100
February 2008	100	100	100	100	100	100	63
February 2009	100	100	100	100	100	0	0
February 2010	100	100	80	47	100	0	0
February 2011	100	100	63	32	33	0	0
February 2012	100	100	50	22	9	0	0
February 2013	100	90	40	16	5	0	0
February 2014	100	80	31	11	1	0	0
February 2015	100	71	25	7	0	0	0
February 2016	100	63	19	5	0	0	0
February 2017	100	56	15	4	0	0	0
February 2018	100	49	12	0	0	0	0
February 2019	100	43	9	0	0	0	0
February 2020	100	38	7	0	0	0	0
February 2021	100	33	6	0	0	0	0
February 2022	100	29	4	0	0	0	0
February 2023	100	25	3	0	0	0	0
February 2024	100	21	0	0	0	0	0
February 2025	100	18	0	0	0	0	0
February 2026	100	16	0	0	0	0	0
February 2027	100	13	0	0	0	0	0
February 2028	100	11	0	0	0	0	0
February 2029	99	9	0	0	0	0	0
February 2030	88	7	0	0	0	0	0
February 2031	75	5	0	0	0	0	0
February 2032	61	4	0	0	0	0	0
February 2033	47	0	0	0	0	0	0
February 2034	33	0	0	0	0	0	0
February 2035	18	0	0	0	0	0	0
February 2036	0	0	0	0	0	0	0
Weighted Average Life in Years (to Maturity) (1)	26.73	13.34	7.15	5.05	5.12	2.69	2.04
Weighted Average Life in Years (to Call) (1) (2)	26.63	12.50	6.48	4.59	4.49	2.69	2.04

_____________

(1)

The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)	To the optional termination date.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

	Class M-5
	CPR Percentage
Distribution Date in:	0.00%	10.00%	20.00%	30.00%	40.00%	50.00%	60.00%
Initial Percentage	100	100	100	100	100	100	100
February 2007	100	100	100	100	100	100	100
February 2008	100	100	100	100	100	100	100
February 2009	100	100	100	100	100	0	0
February 2010	100	100	80	47	100	0	0
February 2011	100	100	63	32	15	0	0
February 2012	100	100	50	22	9	0	0
February 2013	100	90	40	16	5	0	0
February 2014	100	80	31	11	0	0	0
February 2015	100	71	25	7	0	0	0
February 2016	100	63	19	5	0	0	0
February 2017	100	56	15	1	0	0	0
February 2018	100	49	12	0	0	0	0
February 2019	100	43	9	0	0	0	0
February 2020	100	38	7	0	0	0	0
February 2021	100	33	6	0	0	0	0
February 2022	100	29	4	0	0	0	0
February 2023	100	25	0	0	0	0	0
February 2024	100	21	0	0	0	0	0
February 2025	100	18	0	0	0	0	0
February 2026	100	16	0	0	0	0	0
February 2027	100	13	0	0	0	0	0
February 2028	100	11	0	0	0	0	0
February 2029	99	9	0	0	0	0	0
February 2030	88	7	0	0	0	0	0
February 2031	75	5	0	0	0	0	0
February 2032	61	4	0	0	0	0	0
February 2033	47	0	0	0	0	0	0
February 2034	33	0	0	0	0	0	0
February 2035	18	0	0	0	0	0	0
February 2036	0	0	0	0	0	0	0
Weighted Average Life in Years (to Maturity) (1)	26.73	13.32	7.14	4.98	4.73	2.88	2.19
Weighted Average Life in Years (to Call) (1) (2)	26.63	12.50	6.48	4.54	4.41	2.88	2.19

_____________

(1)

The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)	To the optional termination date.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

	Class M-6
	CPR Percentage
Distribution Date in:	0.00%	10.00%	20.00%	30.00%	40.00%	50.00%	60.00%
Initial Percentage	100	100	100	100	100	100	100
February 2007	100	100	100	100	100	100	100
February 2008	100	100	100	100	100	100	100
February 2009	100	100	100	100	100	76	0
February 2010	100	100	80	47	78	76	0
February 2011	100	100	63	32	15	76	0
February 2012	100	100	50	22	9	57	0
February 2013	100	90	40	16	5	14	0
February 2014	100	80	31	11	0	0	0
February 2015	100	71	25	7	0	0	0
February 2016	100	63	19	5	0	0	0
February 2017	100	56	15	0	0	0	0
February 2018	100	49	12	0	0	0	0
February 2019	100	43	9	0	0	0	0
February 2020	100	38	7	0	0	0	0
February 2021	100	33	6	0	0	0	0
February 2022	100	29	3	0	0	0	0
February 2023	100	25	0	0	0	0	0
February 2024	100	21	0	0	0	0	0
February 2025	100	18	0	0	0	0	0
February 2026	100	16	0	0	0	0	0
February 2027	100	13	0	0	0	0	0
February 2028	100	11	0	0	0	0	0
February 2029	99	9	0	0	0	0	0
February 2030	88	7	0	0	0	0	0
February 2031	75	5	0	0	0	0	0
February 2032	61	*	0	0	0	0	0
February 2033	47	0	0	0	0	0	0
February 2034	33	0	0	0	0	0	0
February 2035	18	0	0	0	0	0	0
February 2036	0	0	0	0	0	0	0
Weighted Average Life in Years (to Maturity) (1)	26.73	13.31	7.12	4.92	4.48	5.62	2.34
Weighted Average Life in Years (to Call) (1) (2)	26.63	12.50	6.48	4.49	4.17	3.24	2.34

_____________

(1)

The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)	To the optional termination date.
*	Indicates a number that is greater than zero but less than 0.5%.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

	Class M-7
	CPR Percentage
Distribution Date in:	0.00%	10.00%	20.00%	30.00%	40.00%	50.00%	60.00%
Initial Percentage	100	100	100	100	100	100	100
February 2007	100	100	100	100	100	100	100
February 2008	100	100	100	100	100	100	100
February 2009	100	100	100	100	100	100	0
February 2010	100	100	80	47	25	100	0
February 2011	100	100	63	32	15	62	0
February 2012	100	100	50	22	9	0	0
February 2013	100	90	40	16	4	0	0
February 2014	100	80	31	11	0	0	0
February 2015	100	71	25	7	0	0	0
February 2016	100	63	19	3	0	0	0
February 2017	100	56	15	0	0	0	0
February 2018	100	49	12	0	0	0	0
February 2019	100	43	9	0	0	0	0
February 2020	100	38	7	0	0	0	0
February 2021	100	33	6	0	0	0	0
February 2022	100	29	0	0	0	0	0
February 2023	100	25	0	0	0	0	0
February 2024	100	21	0	0	0	0	0
February 2025	100	18	0	0	0	0	0
February 2026	100	16	0	0	0	0	0
February 2027	100	13	0	0	0	0	0
February 2028	100	11	0	0	0	0	0
February 2029	99	9	0	0	0	0	0
February 2030	88	7	0	0	0	0	0
February 2031	75	5	0	0	0	0	0
February 2032	61	0	0	0	0	0	0
February 2033	47	0	0	0	0	0	0
February 2034	33	0	0	0	0	0	0
February 2035	18	0	0	0	0	0	0
February 2036	0	0	0	0	0	0	0
Weighted Average Life in Years (to Maturity) (1)	26.73	13.28	7.09	4.86	4.27	5.17	2.52
Weighted Average Life in Years (to Call) (1) (2)	26.63	12.50	6.48	4.45	3.99	3.32	2.48

_____________

(1)

The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)	To the optional termination date.

Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR

	Class M-8
	CPR Percentage
Distribution Date in:	0.00%	10.00%	20.00%	30.00%	40.00%	50.00%	60.00%
Initial Percentage	100	100	100	100	100	100	100
February 2007	100	100	100	100	100	100	100
February 2008	100	100	100	100	100	100	100
February 2009	100	100	100	100	100	100	0
February 2010	100	100	80	47	25	100	0
February 2011	100	100	63	32	15	3	0
February 2012	100	100	50	22	9	0	0
February 2013	100	90	40	16	0	0	0
February 2014	100	80	31	11	0	0	0
February 2015	100	71	25	7	0	0	0
February 2016	100	63	19	0	0	0	0
February 2017	100	56	15	0	0	0	0
February 2018	100	49	12	0	0	0	0
February 2019	100	43	9	0	0	0	0
February 2020	100	38	7	0	0	0	0
February 2021	100	33	1	0	0	0	0
February 2022	100	29	0	0	0	0	0
February 2023	100	25	0	0	0	0	0
February 2024	100	21	0	0	0	0	0
February 2025	100	18	0	0	0	0	0
February 2026	100	16	0	0	0	0	0
February 2027	100	13	0	0	0	0	0
February 2028	100	11	0	0	0	0	0
February 2029	99	9	0	0	0	0	0
February 2030	88	7	0	0	0	0	0
February 2031	75	0	0	0	0	0	0
February 2032	61	0	0	0	0	0	0
February 2033	47	0	0	0	0	0	0
February 2034	33	0	0	0	0	0	0
February 2035	18	0	0	0	0	0	0
February 2036	0	0	0	0	0	0	0
Weighted Average Life in Years (to Maturity) (1)	26.73	13.24	7.05	4.81	4.12	4.45	2.72
Weighted Average Life in Years (to Call) (1) (2)	26.63	12.50	6.48	4.42	3.85	3.32	2.49

_____________

(1)

The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)	To the optional termination date.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the sponsor.

FEDERAL INCOME TAX CONSEQUENCES

The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Greenberg Traurig, LLP (“Tax Counsel”) will deliver its opinion concluding that for federal income tax purposes, and assuming compliance with the terms of the pooling and servicing agreement, (i) each REMIC comprising the trust fund (other than the basis risk reserve fund, the swap account, the swap administration agreement, the interest rate swap agreement and the yield maintenance agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the offered certificates will represent regular interests in a REMIC and beneficial ownership interests in rights to receive certain payments of Basis Risk Carry Forward Amounts, certain payments under the interest rate swap agreement and certain payments under the yield maintenance agreement, and (iii) the Class R Certificates will each represent the residual interest in a REMIC.

Taxation Of Regular Interests

A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

Assuming that an offered certificate is held as a “capital asset” within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder’s income with respect to the regular interest.

Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting. It is anticipated that, for federal income tax purposes, the Class B-IO Certificates will, the Class M-7 and Class M-8 Certificates may, and the remaining offered certificates that are regular certificates will not, be issued with original issue discount, known as “OID”. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the accompanying prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 30% CPR as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the accompanying prospectus.

Status Of The Offered Certificates

Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest, in rights to Basis Risk Carry Forward Amounts and in rights to payments from and interests in the interest rate swap agreement, the yield maintenance agreement (such rights collectively, the “Derivative Rights”) as the case may be. The Derivative Rights are not included in any REMIC.

The treatment of amounts received by a certificateholder with respect to such certificateholder’s right to receive Net Swap Payments or Yield Maintenance Payments as a result of the application of the applicable interest rate cap, and with respect to its right to receive Basis Risk Shortfall Carry Forward Amounts, will depend upon the portion of such certificateholder’s purchase price allocable thereto. Under the REMIC regulations, each certificateholder who has an interest in the Derivative Rights must allocate its purchase price for its certificate between its undivided interest in the REMIC Regular Interest and each of its interests comprising the Derivative Rights in accordance with the relative fair market values of each of those property rights. No representation is or will be made as to the relative fair market values. Generally, payments made to certificates under the Derivative Rights will be included in income based on, and the purchase prices allocated to each such Derivative Right may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

The portions of the offered certificates treated as REMIC regular interests (but not the portions of the offered certificates consisting of the Yield Maintenance Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

Taxation Of Class R Certificates

The Class R-I and Class R-II Certificates represent respectively the beneficial ownership of the sole class of “residual interests” in its related REMIC within the trust fund. Each holder of a Class R Certificate should refer to “Material Federal Income Tax Considerations—Taxation of Holders of Residual Interest Securities” in the accompanying prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of “Material Federal Income Tax Considerations” in the accompanying prospectus as they relate to holders of residual interests in a REMIC.

Prohibited Transactions Tax And Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions,” called the “Prohibited Transactions Tax.” In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the “Contributions Tax.” None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property held as inventory.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the pooling and servicing agreement or in respect of compliance with then-applicable law, such tax will be borne by the master servicer or the trustee, as applicable, in either case out of its own funds. In the event that either the master servicer or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Material Federal Income Tax Considerations” in the accompanying prospectus.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE TAXES

None of the depositor, the master servicer, the sponsor or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

All investors are encouraged to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, “Plan(s)”), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. Section 2510.3-101 (the “Plan Asset Regulations”), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investment standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

Prohibited Transaction Exemption (“PTE”) 90-30 (the “Exemption”), as amended by PTE 2000-58, and as further amended by PTE 2002-41, will generally be met with respect to the Class A Certificates, except for conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the Plan or its fiduciary. See “ERISA Considerations” in the accompanying prospectus. The subordinate certificates and the residual certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of such certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) (“Investor-Based Exemptions”) nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer or the trustee, all of which will be deemed represented by an owner of a book-entry subordinate certificate or residual certificate and will be evidenced by representations to such effect by or on behalf of a holder of a physical subordinated or residual certificate.

Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Section 4975 of the Code. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Section 4975 of the Code. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

LEGAL MATTERS

The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the depositor and the underwriter.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the depositor, the trustee, the issuing entity, any 20% concentration originator, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to “The Sponsor” for a description of the legal proceedings against the sponsor.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, master servicer, the issuing entity, Bear, Stearns & Co. Inc., the depositor, the swap provider and the yield maintenance provider are affiliated parties. There are no affiliations between the sponsor, the depositor, the swap provider and the yield maintenance provider or the issuing entity and any of the trustee, any 10% concentration originator or the custodian. There are no affiliations between the master servicer and the trustee, any 10% concentration originator or the custodian.

There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor’s and Moody’s.

Rating
Class	Standard and Poor’s	Moody’s
A	AAA	Aaa
M-1	AA	Aa2
M-2	AA-	Aa3
M-3	A+	A1
M-4	A	A2
M-5	A-	A3
M-6	BBB+	Baa1
M-7	BBB	Baa2
M-8	BBB-	Baa3

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

The ratings do not reflect the likelihood of payment of any Basis Risk Shortfall Carry Forward Amounts or yield maintenance amount payments to any class.

The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating

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agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in house pre acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the securities administrator’s internet web site promptly after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

REPORTS TO CERTIFICATEHOLDERS

So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the securities administrator’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of the Mortgage Loans — Evidence as to Compliance” and “Description of the Certificates — Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this prospectus and the related free writing prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

INDEX OF DEFINED TERMS

6-Month LIBOR	S-37
Allocated Realized Loss Amount	S-69
Basis Risk Carry Forward Amount	S-69
Basis Risk Reserve Fund	S-84
Basis Risk Shortfall	S-69
BSFP	S-90
Certificate principal balance	S-69
certificates	S-9
Class A Certificates	S-9
Class A Principal Distribution Amount	S-69
Class M-1 Principal Distribution Amount	S-70
Class M-2 Principal Distribution Amount	S-70
Class M-3 Principal Distribution Amount	S-71
Class M-4 Principal Distribution Amount	S-71
Class M-5 Principal Distribution Amount	S-72
Class M-6 Principal Distribution Amount	S-73
Class M-7 Principal Distribution Amount	S-74
Class M-8 Principal Distribution Amount	S-75
Class R Certificates	S-9
Clearstream	S-61
Code	S-121
collateral value	S-36
Compensating Interest	S-58
Contributions Tax	S-123
CPR	S-106
CSSF	S-63
Derivative Rights	S-122
Distribution Account	S-56
DTC	S-61
Due Date	S-76
Due Period	S-76
ERISA	S-123
Euroclear	S-61
Excess Spread	S-76
Excess Yield Maintenance Amount	S-76
Exemption	S-124
Extra Principal Distribution Amount	S-76
Financial Intermediary	S-61
Fiscal Quarter	S-96
Insurance Proceeds	S-76
interest adjustment date	S-36
Interest Carry Forward Amount	S-76
interest determination date	S-84
Interest Distribution Amount	S-77
Interest Funds	S-77

interest rate cap	S-10
Investor-Based Exemptions	S-124
LIBOR	S-37
LIBOR business day	S-85
Liquidation Proceeds	S-78
Master Servicer Advance Date	S-78
Master Servicer Collection Account	S-55
modeling assumptions	S-106
MOM loan	S-39
Moody’s	S-15
Net income from foreclosure property	S-123
Net Monthly Excess Cashflow	S-78
net mortgage rate	S-83
Non-U.S. person	4
offered certificates	S-9
OID	S-121
One-Month LIBOR	S-83
optional termination date	S-95
Overcollateralization Amount	S-78
Overcollateralization Deficiency Amount	S-78
Overcollateralization Floor	S-78
Overcollateralization Release Amount	S-79
Overcollateralization Target Amount	S-79
Participants	S-62
Plan	S-14
Plan Asset Regulations	S-124
Plan(s)	S-124
pooling and servicing agreement	S-58
Prepayment Interest Shortfall	S-58
prepayment model	S-106
Prepayment Period	S-79
Principal Distribution Amount	S-79
Principal Funds	S-79
Prohibited Transactions Tax	S-122
Projected Principal Balance	S-91
Protected Party	S-60
PTE	S-124
Realized Loss	S-80
record date	S-9
Reference Bank Rate	S-85
Reference Banks	S-85
regular interests	S-14
related subordinated classes	S-17
Relief Act	S-80
Remaining Excess Spread	S-80
REO property	S-80

residual certificates	S-9
residual interest	S-14
Rules	S-62
Standard & Poor’s	S-15
Stated Principal Balance	S-80
Stepdown Date	S-81
Strike Price	S-91
subordinate certificates	S-9
subordination	S-17
Subsequent Recovery	S-82
Tax Counsel	S-121
Trigger Event	S-81
U.S. person	4
Unpaid Allocated Realized Loss Amount	S-81
Yield Maintenance Account	S-91
Yield Maintenance Agreement	S-91
Yield Maintenance Payment	S-91

SCHEDULE A

SCHEDULE A

Mortgage Loan Statistical Data

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of February 1, 2006.

Mortgage Rates of the Mortgage Loans in Total Portfolio

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
4.501 - 5.000	5	$1,815,583	0.76%
5.001 - 5.500	13	4,095,334	1.72
5.501 - 6.000	66	18,676,514	7.83
6.001 - 6.500	107	30,416,385	12.74
6.501 - 7.000	159	40,833,756	17.11
7.001 - 7.500	167	37,176,963	15.58
7.501 - 8.000	196	47,965,499	20.10
8.001 - 8.500	105	19,751,230	8.28
8.501 - 9.000	100	16,794,291	7.04
9.001 - 9.500	60	8,992,340	3.77
9.501 - 10.000	43	4,645,441	1.95
10.001 - 10.500	21	2,229,328	0.93
10.501 - 11.000	30	2,844,369	1.19
11.001 - 11.500	12	1,226,290	0.51
11.501 - 12.000	10	586,259	0.25
12.001 - 12.500	8	224,463	0.09
12.501 - 13.000	5	225,207	0.09
13.001 - 13.500	1	43,052	0.02
14.001 - 14.500	1	54,129	0.02
14.501 - 15.000	1	17,584	0.01
15.001 - 15.500	1	27,670	0.01
16.001 or Greater	1	25,643	0.01
Total	1,112	$238,667,329	100.00%

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 7.463% per annum.

Original Combined-Loan-to-Value Ratios of Total Portfolio

Original Combined Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
20.01	-	30.00	1	$ 41,830	0.02%
30.01	-	40.00	3	882,007	0.37
40.01	-	50.00	22	2,238,701	0.94
50.01	-	60.00	32	5,013,753	2.10
60.01	-	70.00	82	13,328,921	5.58
70.01	-	80.00	307	69,135,859	28.97
80.01	-	90.00	330	79,360,947	33.25
90.01	-	100.00	280	59,884,477	25.09
100.01	-	110.00	10	1,686,460	0.71
110.01	-	120.00	8	1,843,397	0.77
120.01		and Greater	37	5,250,976	2.20
Total			1,112	$ 238,667,329	100.00%

As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 85.74%.

Scheduled Principal Balances of the Mortgage Loans in Total Portfolio

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
1	-	50,000	81	$ 2,828,946	1.19%
50,001	-	100,000	233	17,379,571	7.28
100,001	-	150,000	218	27,385,373	11.47
150,001	-	200,000	113	19,902,411	8.34
200,001	-	250,000	93	20,828,909	8.73
250,001	-	300,000	79	21,559,430	9.03
300,001	-	350,000	72	23,177,769	9.71
350,001	-	400,000	59	22,007,045	9.22
400,001	-	450,000	47	19,885,281	8.33
450,001	-	500,000	49	23,334,557	9.78
500,001	-	550,000	25	13,074,730	5.48
550,001	-	600,000	22	12,651,188	5.30
600,001	-	650,000	8	5,009,358	2.10
650,001	-	700,000	7	4,742,027	1.99
700,001	-	750,000	2	1,459,799	0.61
750,001	and Greater		4	3,440,936	1.44
Total			1,112	$ 238,667,329	100.00%

As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $214,629.

Credit Scores of the Mortgage Loans in Total Portfolio*

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
Not Available	15	$ 2,565,340	1.07%
1 - 500	85	10,371,230	4.35
501 - 520	97	12,872,005	5.39
521 - 540	106	19,095,151	8.00
541 - 560	71	13,273,110	5.56
561 - 580	72	13,486,740	5.65
581 - 600	98	21,621,256	9.06
601 - 620	125	28,911,833	12.11
621 - 640	123	27,840,450	11.66
641 - 660	102	26,982,691	11.31
661 - 680	81	23,203,611	9.72
681 - 700	49	12,351,404	5.18
701 - 720	40	12,045,971	5.05
721 - 740	22	6,147,243	2.58
741 - 760	14	3,932,190	1.65
761 - 780	6	1,685,265	0.71
781 - 800	6	2,281,838	0.96
Total	1,112	$238,667,329	100.00%

As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 616.

*Based upon the most recently available data.

Geographic Distribution of the Mortgaged Properties in Total Portfolio

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
Alabama	9	$810,905	0.34%
Arizona	22	3,213,104	1.35
Arkansas	3	285,436	0.12
California	217	81,435,747	34.12
Colorado	19	3,231,088	1.35
Connecticut	7	1,393,384	0.58
Delaware	2	172,147	0.07
District of Columbia	2	671,809	0.28
Florida	67	13,433,290	5.63
Georgia	64	10,376,512	4.35
Hawaii	3	910,469	0.38
Idaho	10	978,732	0.41
Illinois	109	19,295,268	8.08
Indiana	17	1,401,495	0.59
Iowa	4	283,329	0.12
Kansas	8	740,633	0.31
Kentucky	4	404,680	0.17
Maine	2	823,675	0.35
Maryland	41	8,180,019	3.43
Massachusetts	30	8,146,880	3.41
Michigan	45	6,210,083	2.60
Minnesota	13	2,166,178	0.91
Mississippi	4	123,124	0.05
Missouri	25	2,445,331	1.02
Montana	1	69,365	0.03
Nebraska	6	492,354	0.21
Nevada	19	6,299,027	2.64
New Hampshire	3	542,607	0.23
New Jersey	38	10,141,294	4.25
New Mexico	7	1,426,407	0.60
New York	69	19,925,287	8.35
North Carolina	20	2,075,182	0.87
Ohio	47	4,732,095	1.98
Oklahoma	10	739,055	0.31
Oregon	9	1,345,292	0.56
Pennsylvania	26	2,411,378	1.01
Rhode Island	4	920,871	0.39
South Carolina	7	708,976	0.30
Tennessee	12	1,136,010	0.48
Texas	29	3,573,512	1.50
Utah	5	1,007,333	0.42
Virginia	33	8,146,615	3.41
Washington	18	3,789,447	1.59
West Virginia	6	280,619	0.12
Wisconsin	16	1,771,285	0.74
Total	1,112	$238,667,329	100.00%

Property Types of the Mortgaged Properties in Total Portfolio

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
2-4 Family	133	$37,850,366	15.86%
CO-OP	6	2,152,311	0.90
Condominium	40	7,871,698	3.30
PUD	122	28,617,257	11.99
Single Family	802	161,114,445	67.51
Townhouse	9	1,061,252	0.44
Total	1,112	$238,667,329	100.00%

Occupancy Status of Mortgaged Properties in Total Portfolio*

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
Investor	120	$25,225,031	10.57%
Owner Occupied	981	210,774,496	88.31
Second Home	11	2,667,802	1.12
Total	1,112	$238,667,329	100.00%

*Based upon representations of the related mortgagors at the time of origination.

Remaining Terms to Stated Maturity of the Mortgage Loans in Total Portfolio

Stated Remaining Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
1 - 48 Months	3	$62,054	0.03%
49 - 60 Months	1	7,510	0.00
61 - 120 Months	21	703,651	0.29
121 - 180 Months	27	3,057,521	1.28
181 - 240 Months	13	1,421,980	0.60
241 - 300 Months	44	3,472,036	1.45
301 - 360 Months	998	228,920,822	95.92
361 Months and Greater	5	1,021,754	0.43
Total	1,112	$238,667,329	100.00%

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 347 months.

Loan Purpose of the Mortgage Loans in Total Portfolio

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
Cash-Out Refinance	637	$147,853,980	61.95%
Purchase	338	65,633,167	27.50
Rate/Term Refinance	137	25,180,182	10.55
Total	1,112	$238,667,329	100.00%

Maximum Mortgage Rates of the Mortgage Loans in Total Portfolio

Maximum Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
0.001 - 11.000	17	$6,398,517	2.68%
11.001 - 11.500	9	1,949,073	0.82
11.501 - 12.000	26	5,930,251	2.48
12.001 - 12.500	26	6,075,779	2.55
12.501 - 13.000	56	14,144,264	5.93
13.001 - 13.500	81	20,168,422	8.45
13.501 - 14.000	122	35,177,339	14.74
14.001 - 14.500	108	27,045,804	11.33
14.501 - 15.000	150	37,679,164	15.79
15.001 - 15.500	65	12,979,773	5.44
15.501 - 16.000	60	11,848,908	4.96
16.001 - 16.500	30	4,576,496	1.92
16.501 - 17.000	24	2,695,702	1.13
17.001 - 17.500	9	1,334,310	0.56
17.501 - 18.000	8	998,738	0.42
18.001 and Greater	6	384,934	0.16
FIXED	315	49,279,854	20.65
Total	1,112	$238,667,329	100.00%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 14.089% per annum.

Minimum Mortgage Rates of the Mortgage Loans in Total Portfolio

Minimum Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
0.001 - 3.000	55	$12,032,835	5.04%
3.001 - 3.500	4	2,146,418	0.90
3.501 - 4.000	6	1,910,818	0.80
4.001 - 4.500	3	845,430	0.35
4.501 - 5.000	10	1,884,601	0.79
5.001 - 5.500	21	4,536,947	1.90
5.501 - 6.000	54	13,862,975	5.81
6.001 - 6.500	62	16,497,078	6.91
6.501 - 7.000	97	31,120,435	13.04
7.001 - 7.500	98	25,548,254	10.70
7.501 - 8.000	148	39,468,003	16.54
8.001 - 8.500	78	14,825,793	6.21
8.501 - 9.000	72	13,461,152	5.64
9.001 - 9.500	40	5,831,736	2.44
9.501 - 10.000	26	2,923,247	1.22
10.001 - 10.500	6	635,077	0.27
10.501 and Greater	17	1,856,676	0.78
FIXED	315	49,279,854	20.65
Total	1,112	$238,667,329	100.00%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 7.001% per annum.

Gross Margins of the Mortgage Loans in Total Portfolio

Gross Margin (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
0.001 - 2.500	18	$4,365,827	1.83%
2.501 - 3.000	40	8,280,160	3.47
3.001 - 3.500	7	2,782,980	1.17
3.501 - 4.000	9	2,057,153	0.86
4.001 - 4.500	56	12,456,687	5.22
4.501 - 5.000	22	3,106,611	1.30
5.001 - 5.500	43	6,454,797	2.70
5.501 - 6.000	337	102,773,962	43.06
6.001 - 6.500	88	12,433,819	5.21
6.501 - 7.000	132	27,323,553	11.45
7.001 - 7.500	20	3,339,991	1.40
7.501 - 8.000	10	2,330,647	0.98
8.001 and Greater	15	1,681,289	0.70
FIXED	315	49,279,854	20.65
Total	1,112	$238,667,329	100.00%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 5.750% per annum.

Months to Next Interest Rate Adjustment of the Mortgage Loans in Total Portfolio

Months to Next Interest Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
1 - 12	180	$29,894,105	12.53%
13 - 24	503	131,459,608	55.08
25 - 36	60	15,345,794	6.43
37 - 48	4	1,295,963	0.54
49 - 60	47	10,738,921	4.50
73 and Greater	3	653,083	0.27
FIXED	315	49,279,854	20.65
Total	1,112	$238,667,329	100.00%

As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 20 months.

Interest Only Status of the Mortgage Loans in Total Portfolio

Interest Only	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
Non - IO	855	$159,833,387	66.97%
2 Year Interest Only	133	45,615,990	19.11
3 Year Interest Only	19	5,982,054	2.51
5 Year Interest Only	84	23,437,854	9.82
7 Year Interest Only	3	653,083	0.27
10 Year Interest Only	18	3,144,960	1.32
Total	1,112	$238,667,329	100.00%

SCHEDULE B

SCHEDULE OF PROJECTED PRINCIPAL BALANCES

March 2006	$239,287,817.27	4.68%
April 2006	229,986,684.43	4.68
May 2006	221,049,460.37	4.68
June 2006	212,458,831.45	4.68

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

•

borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•

each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.
•

Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

•

Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

•	Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer’s Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

•	a citizen or resident of the United States;
•

a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

•	an estate that is subject to U.S. federal income tax regardless of the source of its income; or
•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

$220,529,000

(Approximate)

Bear Stearns Asset Backed Securities Trust 2006-1

Issuing Entity

Asset-Backed Certificates, Series 2006-1

EMC Mortgage Corporation

Sponsor and Master Servicer

Bear Stearns Asset Backed Securities I LLC

Depositor

Bear, Stearns & Co. Inc.

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2006-1 Asset-Backed Certificates in any state where the offer is not permitted.